EXECUTION COPY

SIGNET GROUP plc

5.95% Senior Notes, Series A, due 2013
6.11% Senior Notes, Series B, due 2016
6.26% Senior Notes, Series C, due 2018

NOTE PURCHASE AGREEMENT

Dated as of March 30, 2006

6. REPRESENTATIONS OF THE PURCHASERS.		13
6.1.	Purchase for Investment.	13
6.2.	Source of Funds.	14

7. INFORMATION AS TO THE COMPANY.		15
7.1.	Financial and Business Information.	15
7.2.	Officer’s Certificate.	18
7.3.	Visitation.	18
7.4.	Limitation on Disclosure Obligation.	19

8. PAYMENT AND PREPAYMENT OF THE NOTES.		19
8.1.	Payment at Maturity.	19
8.2.	Optional Prepayments with Make-Whole Amount.	19
8.3.	Prepayment for Tax Reasons.	20
8.4.	Prepayment in Connection with a Change of Control.	21
8.5.	Notice of Prepayments.	22
8.6.	Allocation of Partial Prepayments.	23
8.7.	Maturity; Surrender, etc.	23
8.8.	Purchase of Notes.	23
8.9.	Make-Whole Amount and Modified Make-Whole Amount.	23

9. AFFIRMATIVE COVENANTS.		25
9.1.	Compliance with Law.	25
9.2.	Insurance.	25
9.3.	Maintenance of Properties.	25
9.4.	Payment of Taxes and Claims.	26
9.5.	Corporate Existence, etc.	26
9.6.	Additional Subsidiary Guarantors; Release of Subsidiary Guarantors, etc.	26
9.7.	Books and Records.	28
9.8.	Priority of Obligations.	28
9.9.	Incorporation of Future Financial Covenants.	28

10. NEGATIVE COVENANTS.		29
10.1.	Maintenance of Financial Conditions.	29
10.2.	Subsidiary Financial Indebtedness.	30
10.3.	Liens.	30
10.4.	Disposition of Assets.	32
10.5.	Merger, Consolidation, Etc.	33
10.6.	Lines of Business.	34
10.7.	Terrorism Sanctions Regulations.	34
10.8.	Transactions with Affiliates.	34

11. EVENTS OF DEFAULT.		34

12. REMEDIES ON DEFAULT, ETC.		37
12.1.	Acceleration.	37
12.2.	Other Remedies.	38

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12.3.	Rescission.	38
12.4.	No Waivers or Election of Remedies, Expenses, Etc.	38

13. TAX INDEMNIFICATION.		39

14. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.		42
14.1.	Registration of Notes.	42
14.2.	Transfer and Exchange of Notes.	42
14.3.	Replacement of Notes.	43

15. PAYMENTS ON NOTES.		43
15.1.	Place of Payment.	43
15.2.	Home Office Payment.	44

16. EXPENSES, ETC.		44
16.1.	Transaction Expenses.	44
16.2.	Certain Taxes.	45
16.3.	Survival.	45

17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.		45

18. AMENDMENT AND WAIVER.		46
18.1.	Requirements.	46
18.2.	Solicitation of Holders of Notes.	46
18.3.	Binding Effect, etc.	46
18.4.	Notes Held by Company, Etc.	47

19. NOTICES.		47

20. REPRODUCTION OF DOCUMENTS.		47

21. CONFIDENTIAL INFORMATION.		48

22. SUBSTITUTION OF PURCHASER.		49

23. MISCELLANEOUS.		49
23.1.	Successors and Assigns.	49
23.2.	Payments Due on Non-Business Days.	49
23.3.	Accounting Terms; Changes in GAAP.	49
23.4.	Severability.	50
23.5.	Construction, Etc.	50
23.6.	Counterparts.	50
23.7.	Governing Law.	50
23.8.	Jurisdiction and Process; Waiver of Jury Trial.	51
23.9.	Obligation to Make Payment in Dollars.	52

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SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS
SCHEDULE B	—	DEFINED TERMS
SCHEDULE 5.3	—	Disclosure Materials
SCHEDULE 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock
SCHEDULE 5.5	—	Financial Statements
SCHEDULE 5.15	—	Financial Indebtedness

EXHIBIT l.1(a)	—	Form of 5.95% Senior Note, Series A, due 2013
EXHIBIT l.1(b)	—	Form of 6.11% Senior Note, Series B, due 2016
EXHIBIT l.1(c)	—	Form of 6.26% Senior Note, Series C, due 2018
EXHIBIT 1.2	—	Form of Subsidiary Guarantee
EXHIBIT 4.4(a)(i)	—	Form of Opinions of Special New York Counsel to the Company
EXHIBIT 4.4(a)(ii)	—	Form of Opinion of English Legal Advisors to the Company
[EXHIBIT 4.4(a)(iii)	—	Form of Opinion of Special Counsel for Subsidiary Guarantors]
EXHIBIT 4.4(b)	—	Form of Opinion of Special Counsel to the Purchasers
EXHIBIT 9.6	—	Documents to Be Delivered by each Additional Subsidiary Guarantor

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SIGNET GROUP plc
15 Golden Square
London W1F 9JG

Re:	5.95% Senior Notes, Series A, due 2013
6.11% Senior Notes, Series B, due 2016
6.26% Senior Notes, Series C, due 2018

As of March 30, 2006

TO THE SEVERAL PURCHASERS WHOSE
   NAMES APPEAR IN THE ACCEPTANCE
   FORM AT THE END HEREOF

Ladies and Gentlemen:

          SIGNET GROUP plc, a public limited company incorporated under the laws of England and Wales (Registered No. 00477692) (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each a “Purchaser” and collectively the “Purchasers”) as follows:

1. AUTHORIZATION OF NOTES; SUBSIDIARY GUARANTEES.

1.1. The Notes.

          The Company has authorized the issue and sale of $380,000,000 aggregate principal amount of senior notes in three series, of which $100,000,000 aggregate principal amount shall be its 5.95% Senior Notes, Series A, due 2013 (the “Series A Notes”), $150,000,000 aggregate principal amount shall be its 6.11% Senior Notes, Series B, due 2016 (the “Series B Notes”), and $130,000,000 aggregate principal amount shall be its 6.26% Senior Notes, Series C, due 2018 (the “Series C Notes” and, together with the Series A Notes and the Series B Notes, the “Notes”), such notes to be in the respective forms set out in Exhibits 1.1(a), 1.1(b) and 1.1(c). The term “Notes” includes all notes (irrespective of series unless otherwise specified) originally delivered pursuant to this Agreement and all notes delivered in substitution or exchange for any such note and, where applicable, includes the singular number as well as the plural. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1.2. Subsidiary Guarantees.

          The obligations of the Company under this Agreement and the Notes will be unconditionally guaranteed by each Subsidiary of the Company identified as a guarantor in

Schedule 5.4 (individually a “Subsidiary Guarantor” and collectively the “Subsidiary Guarantors”, which term shall include after the date of the Closing all additional guarantors from time to time becoming Subsidiary Guarantors pursuant to Section 9.6), pursuant to a subsidiary guarantee substantially in the form of Exhibit 1.2 (individually a “Subsidiary Guarantee” and collectively the “Subsidiary Guarantees”, which term shall include after the Closing all subsidiary guarantees from time to time being executed and delivered by such additional guarantors).

2. SALE AND PURCHASE OF NOTES.

          Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes of the series and in the principal amount or amounts specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3. CLOSING.

          The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, at 10:00 A.M., New York time, at a closing (the “Closing”) on May 23, 2006 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note of each series to be purchased by such Purchaser (or such greater number of Notes as such Purchaser may request in denominations of at least $500,000) dated the date of the Closing and registered in such Purchaser’s name, against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to the Company’s account at Barclays Bank plc, London, England, Sort Code: 20-67-59; account number 47597455, account name: Signet Group Treasury (attention: Rachel Williamson, tel. no. +44 207 317 9715) or Barclays Bank plc, New York, New York, ABA No. 026 002 574, [Account Name and Account Number to be designated by Barclays at least three Business Days prior to the date of the Closing], Reference: Signet Group - private placement.

          If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4. CONDITIONS TO CLOSING.

          Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

4.1. Representations and Warranties.

          The representations and warranties of the Company in this Agreement and of each Subsidiary Guarantor in its Subsidiary Guarantee shall be correct when made and at the time of the Closing.

4.2. Performance; No Default.

          The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1 to 10.5 had such Sections applied since such date.

4.3. Compliance Certificates.

          (a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.10 have been fulfilled.

          (b) Secretary’s or Director’s Certificate. The Company shall have delivered to such Purchaser a certificate of a Director or other appropriate person, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the Notes.

          (c) Financial Statements. The Company shall have delivered to such Purchaser the annual report and audited financial statements of the Company and its Subsidiaries for the financial year ended January 29, 2006, accompanied by an Officer’s Certificate, dated the date of the Closing, certifying that (i) said financial statements (including the related schedules and notes) give a true and fair view of the consolidated financial position of the Company and its Subsidiaries as of said date and the consolidated results of their operations and cash flows for the financial year then ended and have been prepared in accordance with GAAP consistently applied throughout the period involved except as set forth in the notes thereto; (ii) the Company and its Subsidiaries do not have any Material liabilities that are not disclosed on said financial statements or otherwise disclosed in the Disclosure Documents and (iii) said financial statements, this Agreement, the Disclosure Documents and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

4.4. Opinions of Counsel.

          Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Herbert Smith LLP, special U.S. counsel and English legal advisors for the Company and the Subsidiary Guarantors, substantially in the respective forms set forth in Exhibits 4.4(a)(i) and 4.4(a)(ii) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers), and (b) from Willkie Farr & Gallagher LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

4.5. Subsidiary Guarantees.

          A Subsidiary Guarantee in the form hereinabove recited shall have been executed and delivered by each Subsidiary Guarantor identified in Schedule 5.4 and shall be in full force and effect.

          Such Purchaser shall also have received from each Subsidiary Guarantor identified in Schedule 5.4 a certificate signed by its Secretary or an Assistant Secretary or one of its Directors (or other appropriate person) certifying as to the resolutions or other corporate proceedings relating to the authorization, execution and delivery by such Subsidiary Guarantor of its Subsidiary Guarantee.

4.6. Purchase Permitted By Applicable Law, Etc.

          On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4.7. Sale of Other Notes.

          Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

4.8. Payment of Special Counsel Fees.

          Without limiting the provisions of Section 16.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.9. Private Placement Numbers.

          A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes of each series.

4.10. Changes in Corporate Structure.

          The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or merged with or consolidated into or succeeded to all or any substantial part of the liabilities of any other entity (whether or not the transaction would be permitted by Section 10.5) at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.11. Acceptance of Appointment to Receive Service of Process.

          Such Purchaser shall have received evidence of the acceptance by CT Corporation System, 111 Eighth Avenue, New York, NY 10011, of the appointment and designation provided for by the Company in Section 23.8(e) and by each Subsidiary Guarantor in Section 5.5(e) of its Subsidiary Guarantee for the period from the date of the Closing to May 23, 2019 and the payment in full of all fees in respect thereof.

4.12. Funding Instructions.

          At least three Business Days prior to the date of the Closing, such Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA or other identifying number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

4.13. Proceedings and Documents.

          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to each Purchaser that:

5.1. Organization; Power and Authority.

          The Company is a public limited company duly incorporated and validly existing under the laws of England and Wales and is duly qualified as a foreign corporation and, where legally applicable, is in good standing and authorized to do business in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof. For purposes of this Section a corporation is a “foreign corporation” in any jurisdiction in which it transacts business other than its jurisdiction of incorporation.

5.2. Authorization, etc.

          This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, subject to any general principles of law referred to in any legal opinions delivered to the Purchasers, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) the time-barring of claims.

5.3. Disclosure.

          The Company, through its agents, Barclays Capital Inc. and RBS Financial Markets, has delivered to each Purchaser a copy of a Confidential Private Placement Memorandum, dated February 2006 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business of the Company and its Subsidiaries. The Company makes no representation or warranty as to the completeness or accuracy of the statements identified as “forward-looking statements” in the Memorandum, except that such statements reflect the Company’s good faith belief as to the accuracy thereof. This Agreement, the Memorandum, the documents, certificates or other writings delivered to each Purchaser by or on behalf of the Company on or before February 23, 2006 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (together with the Memorandum, the “Disclosure Documents”), and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since January 29, 2005, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

5.4. Organization and Ownership of Shares of Subsidiaries.

          (a) Schedule 5.4 is (except as noted therein) a complete and correct list (i) of the Company’s Subsidiaries, showing, as to each such Subsidiary, the correct name thereof, the jurisdiction of its organization, whether it is a Material Subsidiary and the percentage of shares of each class of its share capital or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers.

          (b) All of the outstanding share capital or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where legally applicable, in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary so identified as a Subsidiary Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and to execute, deliver and perform its obligations under its Subsidiary Guarantee. No Subsidiary is a guarantor under the Existing Bank Credit Facility other than Subsidiaries identified as Subsidiary Guarantors in Schedule 5.4.

          (d) No Material Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Material Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary. Notwithstanding the foregoing, certain Subsidiaries are subject to restrictions on transfer of certain reserves pursuant to a court-approved capital restructuring plan.

5.5. Financial Statements; Material Liabilities.

          The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) give a true and fair view of the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified on such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

5.6. Compliance with Laws, Other Instruments, etc.

          The execution, delivery and performance by the Company of this Agreement and the Notes and by the Subsidiary Guarantors identified as such in Schedule 5.4 of their respective

Subsidiary Guarantees do not and will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum and articles of association, regulations or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7. Governmental Authorizations, etc.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes (including without limitation any thereof required in connection with the obtaining of Dollars to make payments under this Agreement or the Notes and the payment of such Dollars to Persons resident in the United States of America) or by the Subsidiary Guarantors of their respective Subsidiary Guarantees. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in England of this Agreement, the Notes or the Subsidiary Guarantees that any thereof or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax.

5.8. Litigation; Observance of Agreements, Statutes and Orders.

          (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9. Taxes.

          The Company and its Subsidiaries have, to the best of their knowledge, filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.

          No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of the United States or the United Kingdom, or any political subdivision of either thereof, will be incurred by the Company or any holder of a Note as a result of the execution or delivery of this Agreement or the Notes and no deduction or withholding in respect of Taxes imposed by or for the account of the United Kingdom (being the only relevant Taxing Jurisdiction as of the date of this Agreement), is required to be made from any payment by the Company under this Agreement or the Notes except for any such liability, withholding or deduction imposed, assessed, levied or collected by or for the account of any such Governmental Authority arising out of circumstances described in clause (a), (b) or (c) of Section 13.

5.10. Title to Property; Leases.

          The Company and its Subsidiaries have good and sufficient title to their respective material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11. Licenses, Permits, etc.

          (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

          (b) To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

          (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12. Compliance with ERISA; Non-U.S. Plans.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan (other than a Multiemployer Plan) in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Pension Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $10,000,000 in the case of any single Plan and by more than $20,000,000 in the aggregate for all Plans. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions used by such Non-U.S. Plan, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities by more than £20,000,000 (net of deferred tax). In relation to a Pension Plan, the term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA. In relation to a Non-U.S. Plan in the United Kingdom, the terms “benefit liabilities” and “assets” mean the respective liabilities and assets of such Plan calculated in accordance with the requirements of FRS17 as adopted for the purpose of the Company’s accounts for its most recently ended financial year.

          (c) The Company and its ERISA Affiliates have not incurred (i) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (ii) any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan.

          (d) The expected postretirement benefit obligation with respect to any Plan (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

          (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

          (f) All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.

5.13. Private Offering by the Company.

          Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 75 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

5.14. Use of Proceeds; Margin Regulations, etc.

          The proceeds of the sale of the Notes will be applied to repay existing Financial Indebtedness and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, and no part of the proceeds of any such Financial Indebtedness to be repaid was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 10% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15. Existing Financial Indebtedness; Future Liens.

          (a) Schedule 5.15 sets forth a complete and correct list of each item of Financial Indebtedness of the Company and its Subsidiaries outstanding as of January 29, 2006 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and any Guaranty thereof), or providing for lending commitments in a principal amount in excess of $5,000,000 (or its equivalent in the relevant currency of payment) as of January 29, 2006. Since that date, there has been no material change in monetary terms of any such item of Financial Indebtedness. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any such Financial Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any such Financial Indebtedness of the Company or any Subsidiary that would permit (or that with the giving of notice or the lapse of time, or both, would permit) one or more Persons to cause such Financial Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

          (c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Financial Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Financial Indebtedness of the Company, except as specifically indicated in Schedule 5.15.

5.16. Foreign Assets Control Regulations, Etc.

          (a) Neither the sale of the Notes by the Company hereunder nor the use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

          (b) Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) knowingly engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

          (c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

5.17. Status under Certain Statutes.

          Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

5.18. Environmental Matters.

          (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

          (c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (d) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19. Priority of Obligations.

          The payment obligations of the Company under this Agreement and the Notes and the payment obligations of each Subsidiary Guarantor under its respective Subsidiary Guarantee will, upon issuance of the Notes and execution and delivery of such Subsidiary Guarantee, rank pari passu in right of payment with all other unsecured and unsubordinated Financial Indebtedness of the Company and such Subsidiary Guarantor, respectively, except for obligations mandatorily preferred by law applying to companies generally.

6. REPRESENTATIONS OF THE PURCHASERS.

6.1. Purchase for Investment.

          Each Purchaser severally represents that (a) it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control and (b) it and each of the accounts on whose behalf it is purchasing, including any such pension or trust funds, is an “Accredited Investor” within the meaning of Rule 501 (a)(1), (2), (3) or (7) under the Securities Act. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

                    Each Purchaser acknowledges that it may not, directly or indirectly, offer or sell any Notes or distribute or publish the Memorandum or other offering materials in the United Kingdom or take any action in the United Kingdom that would permit a public offering of the Notes or possession or distribution of the Notes in the United Kingdom.

6.2. Source of Funds.

                    Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

           (a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

           (b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

           (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section

          V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

          (e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

          (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

7. INFORMATION AS TO THE COMPANY.

7.1. Financial and Business Information.

                    The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a) Interim Statements – promptly after the same are available and in any event within 60 days after the end of each half year period in each financial year of the Company, duplicate copies of

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such period,

setting forth in each case in comparative form the figures for the corresponding period in the previous financial year, all in reasonable detail, prepared in accordance with GAAP applicable to half-yearly reports and to financial statements generally and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b) Annual Statements – promptly after the same are available and in any event within 120 days after the end of each financial year of the Company, duplicate copies of

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous financial year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized international standing, which opinion shall state that such financial statements give a true and fair view of the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in accordance with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances.

          (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement (other than those referred to in clause (a) or (b) above), report, circular, notice or proxy statement or similar document sent by the Company or any Subsidiary to its lending banks as a whole under any Bank Credit Facility or to any principal bilateral lending bank (in each case excluding information sent in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission or any similar Governmental Authority or securities exchange and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (d) Notice of Default or Event of Default -- promptly and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                    (e)          Employee Benefit Matters -- promptly and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

          (i)          with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

          (ii)          the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

          (iii)          any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

          (iv)          receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

                    (f)          Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                    (g)          Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes or the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guarantee, in each case as from time to time may be reasonably requested by any such holder of Notes, including information readily available to the Company explaining the Company’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes.

7.2. Officer’s Certificate.

Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a)          Covenant Compliance -- the information (including reasonably detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 9.6(d) and Sections 10.1 to 10.4, inclusive, and each Financial Covenant that at the time has been and remains incorporated by reference into this Agreement pursuant to Section 9.9, in each case during the interim or annual period covered by the statements then being furnished (including with respect to each such Section or Financial Covenant, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section or Financial Covenant, the calculation of the amount, ratio or percentage then in existence); and the names of all Material Subsidiaries as of the end of such interim or annual period; and

          (b)          Event of Default -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the interim or annual period covered by the statements then being furnished to the date of the certificate and that such review shall, to the best of such Senior Financial Officer’s knowledge, not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including without limitation any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3. Visitation.

The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a)          No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company during normal business hours, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing, provided that no such holder (including for such purpose all Affiliates of such holder) may exercise its rights under this clause (a) more than once in any calendar year; and

          (b)          Default — if a Default or Event of Default then exists, at the expense of the Company and upon reasonable prior notice to visit and inspect any of the offices or properties of the Company or any Subsidiary during normal business hours, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

7.4. Limitation on Disclosure Obligation.

The Company shall not be required to disclose the following information pursuant to Section 7.1(g) or 7.3:

          (a)          information that the Company determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 21, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or

          (b)          information that, notwithstanding the confidentiality requirements of Section 21, the Company is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Company and not entered into in contemplation of this clause (b), provided that the Company shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the Company has received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.

Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Company will provide such holder with a written opinion of counsel (which may be addressed to the Company) relied upon as to any requested information that the Company is prohibited from disclosing to such holder under circumstances described in this Section 7.4.

8. PAYMENT AND PREPAYMENT OF THE NOTES.

8.1. Payment at Maturity.

As provided therein, the entire unpaid principal balance of the Notes of each series shall be due and payable on the stated maturity date of the Notes of such series.

8.2. Optional Prepayments with Make-Whole Amount.

                    The Company may, at its option, upon notice as provided in Section 8.5, prepay at any time all, or from time to time any part of, the Notes (in a minimum principal amount of $10,000,000 and an integral multiple of $1,000,000) at the principal amount so prepaid, plus accrued interest with respect to such principal amount being prepaid to the date of such prepayment, plus the Make-Whole Amount for the Notes of each series determined for the prepayment date with respect to such principal amount.

8.3. Prepayment for Tax Reasons.

          If at any time the Company is or becomes obligated to make any Additional Payments (as defined below) in respect of any payment of interest on account of any of the Notes, the Company may give the holders of all affected Notes irrevocable written notice (each, a “Tax Prepayment Notice”) of the prepayment of such affected Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) and the circumstances giving rise to the obligation of the Company to make any Additional Payments and the amount thereof and stating that all of the affected Notes shall be prepaid on the date of such prepayment at the principal amount so prepaid together with interest accrued thereon to the date of such prepayment plus an amount equal to the Modified Make-Whole Amount for each such Note, except in the case of an affected Note if the holder of such Note shall, by written notice given to the Company no more than 20 days after receipt of the Tax Prepayment Notice, reject such prepayment of such Note (each, a “Rejection Notice”). Such Tax Prepayment Notice shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Modified Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. The form of Rejection Notice shall also accompany the Tax Prepayment Notice and shall state with respect to each Note covered thereby that execution and delivery thereof by the holder of such Note shall operate as a permanent waiver of such holder’s right to receive the Additional Payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments of interest on such Note (but not of such holder’s right to receive any Additional Payments that arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the Additional Payment described in the Tax Prepayment Notice), which waiver shall be binding upon all subsequent transferees of such Note. The Tax Prepayment Notice having been given as aforesaid to each holder of the affected Notes, the principal amount of such Notes together with interest accrued thereon to the date of such prepayment plus the Modified Make-Whole Amount shall become due and payable on such prepayment date, except in the case of Notes the holders of which shall timely give a Rejection Notice as aforesaid. Two Business Days prior to such prepayment, the Company shall deliver to each holder of a Note being so prepaid a certificate of a Senior Financial Officer specifying the calculation of such Modified Make-Whole Amount as of such prepayment date.

          No prepayment of the Notes pursuant to this Section 8.3 shall affect the obligation of the Company to pay Additional Payments in respect of any payment made on or prior to the date of such prepayment. For purposes of this Section 8.3, any holder of more than one affected Note may act separately with respect to each affected Note so held (with the effect that a holder of more than one affected Note may accept such offer with respect to one or more affected Notes so held and reject such offer with respect to one or more other affected Notes so held).

          The Company may not offer to prepay or prepay Notes pursuant to this Section 8.3 (a) if a Default or Event of Default then exists, (b) until the Company shall have taken commercially reasonable steps to mitigate the requirement to make the related Additional

Payments or (c) if the obligation to make such Additional Payments directly results or resulted from actions taken by the Company or any Subsidiary (other than actions required to be taken under applicable law), and any Tax Prepayment Notice given pursuant to this Section 8.3 shall certify to the foregoing and describe such mitigation steps, if any.

          For purposes of this Section 8.3 “Additional Payments” means additional amounts required to be paid to a holder of any Note pursuant to Section 13.

8.4. Prepayment in Connection with a Change of Control.

          Promptly upon becoming aware that -a Change of Control has occurred, the Company shall give written notice of such fact to all holders of the Notes. Promptly upon becoming aware that a Change of Control Prepayment Event has occurred, and in any event not later than 21 days after the occurrence of such Change of Control Prepayment Event, the Company shall give written notice (the “Change of Control Event Notice”) of such fact to all holders of the Notes. The Change of Control Event Notice shall (i) describe the facts and circumstances of such Change of Control in reasonable detail, (ii) refer to this Section 8.4 and the rights of the holders hereunder and state that a Change of Control Prepayment Event has occurred, (iii) contain an offer to prepay all Notes at the price specified below on the date therein specified (the “Change of Control Prepayment Date”), which shall be a Business Day following the Response Date referred to below and in any event not more than 45 days after the date of such Change of Control Event Notice. Each holder of a Note will notify the Company of such holder’s acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company on or before the date for such notice specified in such Change of Control Event Notice (the “Response Date”), which specified date shall be not less than 30 days after the date of such Change of Control Event Notice. The Company shall prepay on the Change of Control Prepayment Date all of the Notes held by the holders as to which such offer has been so accepted (it being understood that the failure of any holder to accept such offer on or before the Response Date shall be deemed to constitute rejection by such holder), at the principal amount of each such Note together with interest accrued thereon to the Change of Control Prepayment Date, without any premium. If any holder shall reject (or be deemed to have rejected) such offer with respect to any Note held by such holder on or before the Response Date, such holder shall be deemed to have waived its rights under this Section 8.4 to require prepayment of such Note for which such offer was rejected (or deemed rejected) in respect of such Change of Control Prepayment Event but not in respect of any subsequent Change of Control Prepayment Event.

          For purposes of this Section 8.4, any holder of more than one Note may act separately with respect to each Note so held (with the effect that a holder of more than one Note may accept such offer with respect to one or more Notes so held and reject such offer with respect to one or more other Notes so held).

          As used herein a “Change of Control” shall be deemed to occur if at any time following the Closing any Person, or group of Persons acting in concert, acquires (i) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to (x) cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Company, or (y) appoint or remove all, or the majority, of the directors or other equivalent officers of the Company, or (z) give directions with respect to the operating and financial policies of the Company which the directors or other equivalent officers of the Company are obliged to comply with or (ii) more than one-half of the issued share capital of the Company (excluding any part of that issued share capital that carries no right to participate in a distribution of either profits or capital or whose right to so participate is to participate only up to a specified amount); and for such purpose, two or more Persons shall be deemed to be “acting in concert” if, pursuant to an agreement or understanding (whether formal or informal) between them, they actively cooperate, in the acquisition by any one or more of them, either directly or indirectly, of shares in the Company, or in the doing, or in the procuring of the doing, of any act that results in an increase in the proportion of such shares held by any one or more of them. A “Change of Control Prepayment Event” shall be deemed to occur if (i) on the date on which a Change of Control occurs there are Rated Securities below Investment Grade or the Company itself has a current rating by an internationally recognized credit rating agency that is below Investment Grade or (ii) within 90 days after the date on which such Change of Control occurs, a Rating Downgrade occurs as a result of such Change of Control or (iii) if at such time of such Change of Control there are no Rated Securities and the Company itself has no such rating, the Company fails within 90 days after the date on which such Change of Control occurs to obtain (whether by failing to seek a rating or otherwise) from an internationally recognized credit rating agency a rating of at least Investment Grade for either the Company or the Notes or any other unsecured and unsubordinated Financial Indebtedness of the Company having an initial maturity of five years or more. “Rated Securities” means securities evidencing unsecured and unsubordinated Financial Indebtedness of the Company having an initial maturity of five years or more that are rated by any internationally recognized credit rating agency; a “Rating Downgrade” means a downgrade in the rating of the Company itself or any Rated Securities, as the case may be, by the applicable rating agency as a result of which either such rating falls below Investment Grade; and “Investment Grade” means (i) if such rating agency is Standard & Poor’s Ratings Group, a rating of at least “BBB-”, (ii) if such rating agency is Moody’s Investors Service Inc., a rating of at least “Baa3” and (iii) the equivalent of the ratings described in (i) and (ii) above for any other internationally recognized rating agency.

8.5. Notice of Prepayments.

          The Company will give each holder of Notes written notice of any prepayment under Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for such prepayment (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make-Whole Amount for the Notes of each series due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computations. Two Business Days prior to such prepayment, the Company shall deliver to the holder of each Note being prepaid a certificate of a Senior Financial Officer specifying the calculation of the applicable Make-Whole Amount for the Notes of such series as of the specified prepayment date.

8.6. Allocation of Partial Prepayments.

          In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.7. Maturity; Surrender, etc.

          In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount or Modified Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount or Modified Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.8. Purchase of Notes.

          The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes.

          The Company will promptly cancel all Notes acquired by it or any such Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.9. Make-Whole Amount and Modified Make-Whole Amount.

          The terms “Make-Whole Amount” and “Modified Make-Whole Amount” mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that neither the Make-Whole Amount nor the Modified Make-Whole Amount may in any event be less than zero. For the purposes of determining the Make-Whole Amount or Modified Make-Whole Amount with respect to any Note, the following terms have the following meanings:

          “Applicable Percentage” in the case of a computation of the Modified Make-Whole Amount for purposes of Section 8.3 means 1.00% (100 basis points), and in the case of a computation of the Make-Whole Amount for any other purpose means 0.50% (50 basis points).

          “Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or 8.4 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          “Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) the Applicable Percentage plus (y) the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1 on Bloomberg Financial Markets (“Bloomberg”) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

          “Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          “Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3 or 12.1.

          “Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or 8.4 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9. AFFIRMATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

9.1.Compliance with Law.

          The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2. Insurance.

          The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a substantially similar business and similarly situated.

9.3. Maintenance of Properties.

          Subject to Sections 10.4 and 10.5, the Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and/or the repair and maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4. Payment of Taxes and Claims.

          The Company will and will cause each of its Subsidiaries to file all income or similar tax returns that are, to the best of their knowledge, required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5. Corporate Existence, etc.

          Subject to Section 10.5, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.4 and 10.5, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or another Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6. Additional Subsidiary Guarantors; Release of Subsidiary Guarantors, etc.

          (a) So long as any Bank Credit Facility remains in effect the Company will cause each member of the Group that becomes a borrower or a guarantor under or in respect of such Bank Credit Facility after the date of the Closing to become an Additional Subsidiary Guarantor, prior to or concurrently with so becoming a borrower or a guarantor, in each case by executing and delivering a Subsidiary Guarantee and complying with the requirements of paragraph (b) below.

          (b) As used in this Agreement, “Additional Subsidiary Guarantor” means a Subsidiary that becomes a Subsidiary Guarantor after the date of the Closing by executing and delivering a Subsidiary Guarantee. Promptly and in any event within 20 Business Days after the execution and delivery of each such Subsidiary Guarantee, the Company will furnish each holder of the Notes (i) a counterpart of such executed Subsidiary Guarantee, (ii) the documents described in Exhibit 9.6 and (iii) an opinion or opinions of Herbert Smith LLP (both as to New York and English law if the Subsidiary Guarantor is incorporated in the United Kingdom), or in any case other counsel reasonably satisfactory to the Majority Holders (which opinion or opinions shall be reasonably satisfactory to the Majority Holders and may be subject to customary exceptions, qualifications and limitations under the circumstances none of which may relate to the absence of shareholder approval), as to the due authorization, execution and delivery and enforceability of such Subsidiary Guarantee and the other applicable matters relating to Subsidiary Guarantors and Subsidiary Guarantees covered by opinions delivered pursuant to Section 4.4.

          (c) Any Subsidiary Guarantor that has ceased to be a Subsidiary or that is the subject of a binding agreement under which it is to cease to be a Subsidiary shall be discharged from all of its obligations and liabilities under its Subsidiary Guarantee (without the need for the execution or delivery of any document by any holder of a Note or any other Person, other than the notice and certification described in this Section 9.6(c)) upon notice by the Company to each holder of a Note, in each case provided that (i) after giving effect to such release no Default or Event of Default shall have occurred and be continuing, (ii) no amount is then due and payable under the Subsidiary Guarantee of such Subsidiary Guarantor, (iii) such Subsidiary Guarantor is not at the time a guarantor of any other Financial Indebtedness of the Company or another Subsidiary Guarantor under any Bank Credit Facility that is not also concurrently being released and (iv) such notice shall be accompanied by a certificate of a Senior Financial Officer to the foregoing effect and setting forth the information (including detailed computations) required to establish compliance with the foregoing requirements.

          (d) Without limiting the requirements of Section 9.6(a), the Company will ensure that the Company and all Subsidiary Guarantors at all times to account for (i) at least 75% of Consolidated Total Assets as of the last day of the then most recently ended half-year accounting period and (ii) at least 75% of Consolidated Profit Before Interest and Tax and consolidated turnover for the period of two half-year accounting periods then most recently ended, in each case as adjusted as below provided. If the Company and all Subsidiary Guarantors at any time account for less than the foregoing required percentage of Consolidated Total Assets, Consolidated Profit Before Interest and Tax or consolidated turnover, then within 30 days of becoming aware of this fact the Company shall cause one or more Subsidiaries to become Additional Subsidiary Guarantors as aforesaid so that after giving effect thereto the Company will be in compliance with the requirements of the first sentence of this paragraph (d). For purposes of this paragraph (d):

          (i) Consolidated Total Assets, consolidated turnover and Consolidated Earnings Before Interest and Tax will be determined from the then most recent financial statements delivered pursuant to Section 7.1(a) or 7.1(b);

          (ii) if a company becomes a member of the Group after the latest audited financial statements of the Group have been prepared the consolidated total assets, consolidated turnover or consolidated earnings before interest and tax of that Company shall be determined from its latest financial statements;

          (iii) Consolidated Total Assets, consolidated turnover or Consolidated Earnings Before Interest and Tax of the Group will be determined from the then most recent financial statements of the Group delivered pursuant to Section 7.1(a) or 7.1(b) adjusted to reflect the disposal of any company disposed of or acquired after the date of such financial statements; and

(iv) Consolidated Total Assets shall not include goodwill.

9.7. Books and Records.

          The Company will and will cause each of its Subsidiaries to maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

9.8. Priority of Obligations.

          The Company will ensure that the payment obligations of the Company under this Agreement and the Notes, and the payment obligations of each Subsidiary Guarantor under its respective Subsidiary Guarantee, will at all times rank pari passu in right of payment with all other unsecured and unsubordinated Financial Indebtedness of the Company and such Subsidiary Guarantor, respectively, except for obligations mandatorily preferred by law applying to companies generally.

9.9. Incorporation of Future Financial Covenants.

          If the Company shall at any time after the Closing amend or modify the Existing Bank Credit Facility or become a party, as a borrower or guarantor, to any other Bank Credit Facility that, in either case, requires the Company to comply with a Financial Covenant that either is not at such time included in this Agreement or, if such Financial Covenant shall already be included in this Agreement, is more restrictive upon the Company, its Subsidiaries or the Group than such existing Financial Covenant, each such Financial Covenant and each event of default, definition and other provision relating to such Financial Covenant in such Bank Credit Facility (as amended or modified from time to time thereafter in a manner that is more restrictive on the Company) shall be deemed to be incorporated by reference in this Agreement, mutatis mutandis, as if then set forth herein in full. Without limiting the generality of the foregoing, if the Company shall at any such time amend or modify an event of default in respect of any Financial Covenant that would be more restrictive upon the Company than the existing event of default in respect of such Financial Covenant (or more restrictive than Section 11(c) in respect of Financial Covenants included in Section 10.1), such more restrictive event of default shall also be deemed to be incorporated by reference in this Agreement as aforesaid. Promptly and in any event within ten Business Days after any incorporation by reference as aforesaid shall have occurred with respect to each such Financial Covenant or event of default or more restrictive amendment or modification, and without limiting the immediate effectiveness of such incorporation by reference, the Company will furnish to each holder of Notes a copy of the text of the applicable Bank Credit Facility setting forth such Financial Covenant (and each event of default, definition and other provision related thereto) or such more restrictive event of default or more restrictive amendment or modification, as the case may be; and within 30 Business Days after such incorporation by reference the Company will execute and deliver to each holder of a Note an instrument, in form and substance reasonably satisfactory to the Majority Holders, modifying this Agreement by adding or modifying, as the case may be, the full text of such Financial Covenant (and each event of default, definition and other provisions related thereto) or event of default or amendment or modification.

          The incorporation of any such Financial Covenant, event of default or other provision into this Agreement as aforesaid in respect of a Bank Credit Facility shall (i) automatically (without any action being taken by the Company or any holder of a Note) take effect simultaneously with the effectiveness of such Bank Credit Facility or the amendment or modification giving rise to such incorporation, (ii) (x) so long as no Default or Event of Default shall then exist under or in respect of such incorporated Financial Covenant, automatically (without any action being taken by the Company or any holder of a Note) cease to be incorporated herein simultaneously with the termination of such Bank Credit Facility (in accordance with its terms and not in connection with a temporary waiver of rights thereunder) or (y) if a Default or Event of Default shall exist under or in respect of such incorporated Financial Covenant on such termination date, continue in effect until such Default or Event of Default shall be cured or waived in accordance with the applicable provisions of this Agreement, and (iii) not be further modified if such Financial Covenant or event of default is made less restrictive on the Company, its Subsidiaries or the Group (whether by way of a permanent written amendment or modification of such Bank Credit Facility or by way of a temporary waiver of rights thereunder) without the prior written approval of the Majority Holders.

          In furtherance of the foregoing and for the avoidance of doubt, (a) any incorporation by reference into this Agreement of a Financial Covenant or event of default contained in a Bank Credit Facility as contemplated by this Section 9.9 (including any permanent written amendment or modification of a Financial Covenant or event of default that in each case is more restrictive on the Company) shall have no impact on the continuing effectiveness of any similar Financial Covenant contained in this Agreement or Section 11(c), as the case may be, in either case at the effective time of such incorporation by reference and (b) no such incorporation by reference shall result in Financial Covenants under this Agreement that are less restrictive on the Company than the Financial Covenants contained in this Agreement on the date of the Closing or an event of default that is less restrictive on the Company than 11(c), as such covenants or Section 11(c) may be amended other than pursuant to this Section 9.9.

10. NEGATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

10.1. Maintenance of Financial Conditions.

          The Company will not permit

          (a) the ratio of Consolidated Net Debt on the last day of any Relevant Period to Consolidated EBITDA for the Relevant Period then ended (beginning with the Relevant Period ending January 28, 2006) to exceed 3.00 to 1.00;

          (b) the ratio of EBITARR for any Relevant Period (beginning with the Relevant Period ending January 28, 2006) to the sum of Consolidated Net Interest Expenditure, Rents, Rates and Operating Lease Expenditure for such Relevant Period to be less than 1.40 to 1.00; or

          (c) Consolidated Tangible Net Worth at any time to be less than £400,000,000.

10.2. Subsidiary Financial Indebtedness.

          The Company will not permit any Subsidiary (other than a Subsidiary Guarantor) to create, incur, assume, guarantee or otherwise become liable with respect to, any Financial Indebtedness other than:

(a) Financial Indebtedness owing to the Company or another member of the Group;

          (b) Financial Indebtedness of any Person existing at the time such Person becomes a Subsidiary or is consolidated with or merged with or into a Subsidiary or sells, leases or otherwise disposes of all of its property to a Subsidiary (and not incurred in contemplation thereof), provided that the principal amount of such Financial Indebtedness is not increased and such Financial Indebtedness is discharged within six months of the date such Person becomes a member of the Group or is so consolidated or merged or effects such sale, lease or other disposition of property;

(c) Financial Indebtedness arising under Swap Contracts not entered into for speculative purposes; and

          (d) Financial Indebtedness not otherwise permitted by clauses (a) through (c) above, provided that immediately after giving effect to the incurrence of such other Financial Indebtedness the sum (without duplication) of (i) the aggregate outstanding principal amount of all such other Financial Indebtedness plus (ii) the aggregate outstanding principal amount of Financial Indebtedness secured by Liens permitted by Section 10.3(g) shall not exceed 15% of Consolidated Total Assets.

For purposes of this Section 10.2: (i) Financial Indebtedness outstanding on the date of the Closing shall be included in all calculations made pursuant to clause (d) above (so long as such Financial Indebtedness remains outstanding) and any extension, renewal, refunding or refinancing of such Financial Indebtedness shall be deemed to be an incurrence of such Financial Indebtedness in the principal amount outstanding after giving effect to such extension, renewal, refunding or refinancing; (ii) a Subsidiary member of the Group shall be deemed to have incurred Financial Indebtedness previously owed to the Company or Subsidiary Guarantor at the time the obligee ceases for any reason to be the Company or a Subsidiary Guarantor; and (iii) any Subsidiary Guarantor shall be deemed to have incurred its outstanding Financial Indebtedness (x) at the time its Subsidiary Guarantee is released as provided for in Section 9.6 or (y) in case such Subsidiary Guarantee ceases to be in full force and effect as an enforceable instrument or such Subsidiary Guarantor (or any Person at its authorized direction or on its behalf) asserts in writing that such Subsidiary Guarantee is unenforceable in any material respect, at such time.

10.3. Liens.

          The Company will not and will not permit any Subsidiary to create, assume, incur or permit to exist any Lien upon or with respect to any property, whether now owned or hereafter acquired, provided that nothing in this Section 10.3 shall prohibit:

          (a) any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

          (b) the netting or set off of payments under Swap Contracts entered into by any member of the Group in the ordinary course of business and not for speculative purposes;

          (c) any Lien arising by operation of law and in the ordinary course of business;

          (d) any Lien arising from Existing Securitizations and other Liens existing on the date of this Agreement and described in Schedule 5.15;

          (e) any Lien in respect of any asset acquired by a member of the Group or existing in respect of any asset of a Person at the time such Person becomes a member of the Group or is consolidated or merged with or into a member of the Group or sells, leases or otherwise disposes of all of its property to a member of the Group (and not created in contemplation thereof), provided that the principal amount secured by such Lien is not increased and such Lien is removed or discharged within six months of the date of such acquisition or such Person becomes a member of the Group or is so consolidated or merged or effects such sale, lease or other disposition of property;

          (f) Liens created or arising in the ordinary course of business of the relevant member of the Group as conducted at the date of this Agreement and described below:

(i) title transfer or retention arrangements provided for under the terms and conditions applicable to stock supplies made in the ordinary course of trading;

          (ii) Liens in respect of assets of any U.S. Subsidiary where such Lien is created for the purpose of securing the payment of any taxes of such Subsidiary which are not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently prosecuted and with respect to which adequate reserves are maintained in the accounts of such Subsidiary in accordance with United States GAAP, unless and until any such Lien attaches to the property of such Subsidiary and becomes enforceable against its other creditors;

          (iii) carriers’, warehousemen’s, mechanics’, materialmens’, repairmens’ or other Liens arising in the ordinary course of business of any member of the Group which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings diligently prosecuted;

(iv) subordinations of leaseholders’ interests in retail property to the interest of mortgagees of the fee interests therein in the ordinary course of business of any U.S. Subsidiary;

          (v) pledges or deposits by any U.S. Subsidiary where the pledges or deposits are created for the purpose of securing the payment of any workers’ compensation, unemployment insurance, social security or other similar public or statutory payment required pursuant to applicable law; and

          (vi) any third-party Liens over rental or other deposits made in the ordinary course of business of any member of the Group aggregating for the Group not more than £1,000,000 (or its equivalent in the relevant currency or currencies); and

          (g) Liens not otherwise permitted by clauses (a) through (f) above securing Financial Indebtedness, provided that immediately after giving effect to the incurrence of such Financial Indebtedness the sum (without duplication) of (i) the aggregate outstanding principal amount of Financial Indebtedness secured by all such other Liens plus (ii) the aggregate outstanding principal amount of Financial Indebtedness of Subsidiaries permitted by Section 10.2(d) shall not exceed 15% of Consolidated Total Assets.

10.4. Disposition of Assets.

          The Company will not and will not permit any other member of the Group to, directly or indirectly, sell, lease, transfer or otherwise dispose of (collectively a “Disposition”) any of its assets unless, after giving effect to such proposed Disposition, the aggregate net book value of all assets of the Group that were the subject of a Disposition during the period commencing on the first day of the then current financial year of the Company and ending on the date of such proposed Disposition does not exceed 20% of Consolidated Total Assets (determined as at the end of the immediately preceding financial year), provided that the following Dispositions shall not be taken into account for purposes of this Section 10.4:

(a) Dispositions of inventory made in the ordinary course of trading of the disposing entity;

(b) Dispositions of cash;

(c) any Disposition for fair value (i) by any member of the Group to the Company or a Subsidiary Guarantor or (ii) by any non-Subsidiary Guarantor to the Company or another member of the Group;

(d) Dispositions of shop premises in the ordinary course of business and on arm’s length commercial terms;

(e) any Disposition of Receivables in connection with an Existing Securitization;

(f) any Disposition of Receivables or in connection with securitization transactions permitted by Section 10.3(g);

(g) any Disposition of assets in exchange for other assets comparable or superior as to type, value and quality; and

          (h) any other Disposition for fair value and on arm’s-length terms to the extent that the proceeds realized upon such Disposition are invested within one year after the date thereof to the acquisition of assets for use in the businesses of the Group or to repay outstanding unsubordinated Financial Indebtedness of the Company (any such repayment to include prepayment of Notes pursuant to Section 8.2 in an aggregate unpaid principal amount that bears the same relation to the amount then being applied to repay Financial Indebtedness as the aggregate unpaid principal amount of the Notes bears to the aggregate unpaid principal amount of all outstanding unsubordinated Financial Indebtedness of the Group, or in lieu of such prepayment the Company may make an offer to all holders of Notes to purchase, at not less than par, Notes in an aggregate unpaid principal amount at least equal to such pro rata portion of such Financial Indebtedness being so repaid, allocated pro rata among all Notes tendered, which offer shall remain open for at least 30 days, and the requirements of this clause (h) with respect to prepayment of Notes shall be deemed to be satisfied with respect to such Disposition if such offer is made and, if accepted, consummated.

10.5. Merger, Consolidation, Etc.

                    The Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of related transactions to any Person unless:

          (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United Kingdom, the United States or any State thereof (including the District of Columbia) or any other Permitted Jurisdiction, and if the Company is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of internationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Majority Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

          (b) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and the Company shall have complied with the requirements of Section 8.4, if applicable.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.5 from its liability under this Agreement or the Notes.

10.6. Lines of Business.

          The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

10.7. Terrorism Sanctions Regulations.

          The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) knowingly engage in any dealings or transactions with any such Person.

10.8. Transactions with Affiliates.

          The Company will not and will not permit any Subsidiary to enter into directly or indirectly any material transaction or material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

11. EVENTS OF DEFAULT.

          An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount or Modified Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless such default is the direct result of a technical or administrative error by the transmitting bank in transmission of payment, in which case the Company shall have two Business Days to remedy such error; or

(b) the Company defaults in the payment of any interest on any Note or any amount payable pursuant to Section 13 for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Sections 7.1(d) or 10.1 to 10.5, inclusive, unless in the case of a default under Sections 10.2 to 10.5, inclusive, that is capable of being cured, such default is cured diligently and in good faith and in any event within 21 days; or

          (d) the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in a Subsidiary Guarantee and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

          (e) any representation or warranty made by the Company or a Subsidiary Guarantor in this Agreement or a Subsidiary Guarantee or by the Company or a Subsidiary Guarantor or any officer of the Company or a Subsidiary Guarantor in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made unless, in the case of a representation or warranty that is capable of being cured, the same is cured diligently and in good faith and in any event within 30 days after the Company or such Subsidiary Guarantor becoming aware of the falseness or incorrectness thereof; or

          (f) (i) the Company or any Material Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Financial Indebtedness that is outstanding in an aggregate principal amount of at least $20,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Company or any Material Subsidiary is in default in the performance of or compliance with any term of any Financial Indebtedness in an aggregate outstanding principal amount of at least $20,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Financial Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Financial Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than a Change of Control, the passage of time, the right of the holder of Financial Indebtedness to convert such Financial Indebtedness into equity interests or any change in tax or other law with regard to the relevant Financial Indebtedness), (x) the Company or any Material Subsidiary or Subsidiary Guarantor has become obligated to purchase or repay Financial Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $20,000,000 (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require the Company or any Material Subsidiary or Subsidiary Guarantor so to purchase or repay such Financial Indebtedness; or

          (g) the Company or any Material Subsidiary or Subsidiary Guarantor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors,

(iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any Material Subsidiary or Subsidiary Guarantor, a custodian, receiver, examiner, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief, examinership or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Material Subsidiary or Subsidiary Guarantor, or any such petition shall be filed against the Company or any Material Subsidiary or Subsidiary Guarantor and such petition shall not be dismissed within 60 days; or

          (i) any event occurs with respect to the Company or any Material Subsidiary or Subsidiary Guarantor which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or (h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or (h); or

          (j) any Subsidiary Guarantee shall cease to be in full force and effect as an enforceable instrument of any Subsidiary Guarantor (except for any release permitted by Section 9.6), or any Subsidiary Guarantor (or any Person at its authorized direction or on its behalf) shall assert in writing that any Subsidiary Guarantee is unenforceable in any material respect; or

          (k) a final judgment or judgments for the payment of money aggregating in excess of $20,000,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of the Company and its Material Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (l) if (i) any Pension Plan shall fail to satisfy the minimum funding standards of section 302 of ERISA or section 412 of the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Pension Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Pension Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Pension Plan may become a subject of any such proceedings, (iii) the sum of (x) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Pension Plans, determined in accordance with Title IV of ERISA, plus (y) the amount (if any) by which the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities (the value of such liabilities and assets of any Non-U.S. Plan in the United Kingdom to be determined in accordance with the requirements of FRS17 as adopted for the purpose of the Company’s accounts for its most recently ended financial year), shall exceed £75,000,000 (and in which case “continuing” for purposes of this Section 11 and Section 12.1(b) will mean remaining in excess of such amount for a period of two years from the date such liabilities are calculated), (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (vii) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up or (viii) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (viii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(l), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

12. REMEDIES ON DEFAULT, ETC.

12.1. Acceleration.

          (a) If an Event of Default with respect to the Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, the Majority Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including without limitation interest accrued thereon at the applicable Default Rate) and (y) the Make-Whole Amount for the Notes of each series determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2. Other Remedies.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3. Rescission.

          At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Majority Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount or Modified Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount or Modified Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.

          No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4. No Waivers or Election of Remedies, Expenses, Etc.

          No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

          Without limiting the obligations of the Company under Section 16, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including without limitation reasonable attorneys’ fees, expenses and disbursements and any Registration Duty.

13. TAX INDEMNIFICATION.

          All payments whatsoever under this Agreement and the Notes will be made by the Company in lawful currency of the United States of America free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

          If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Company under this Agreement or the Notes, the Company will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this Agreement or the Notes after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of this Agreement or the Notes before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

          (a) any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including without limitation such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the Company, after the date of the Closing, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Agreement or the Notes are made to, the Taxing Jurisdiction imposing the relevant Tax;

          (b) any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the Company) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes, provided that the filing of such Forms would not (in such holder’s reasonable judgment) result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith completion and submission of such Forms as may be specified in a written request of the Company no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or

(c) any combination of clauses (a) and (b) above;

and provided further that in no event shall the Company be obligated to pay such additional amounts to any holder of a Note (i) not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that the Company would be obligated to pay if such holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction, (ii) registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the Company shall have given timely notice of such law or interpretation to such holder, (iii) resident in the United States of America or such other jurisdiction in which such original Purchaser is resident for tax purposes on the date of the Closing but not eligible for the benefits of such applicable double taxation treaty on such date or (iv) which is a Non-Exempt UK Lender.

          By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Company all such forms, certificates, documents and returns provided to such holder by the Company (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and such Taxing Jurisdiction and (y) provide the Company with such information with respect to such holder as the Company may reasonably request in order to complete any such Forms or in the case of a holder which is resident in the United Kingdom or established or constituted under the laws of the United Kingdom, provide the Company with such information as it may reasonably request in order to be able to pay interest to such a holder without any deduction or account of any Taxes, provided that nothing in this Section 13 shall require any holder to provide information with respect to any such Form or otherwise if in the good faith opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the Company or mailed to the appropriate taxing authority (which in the case of a United Kingdom Inland Revenue Form FD13 or any similar Form shall be deemed to occur when such Form is submitted to the United States Internal Revenue Service in accordance with instructions contained in such Form), whichever is applicable, within 60 days following a written request of the Company (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

          On or before the date of the Closing the Company will furnish each Purchaser with copies of the appropriate Form currently required to be filed in the United Kingdom (being the only relevant Taxing Jurisdiction as of the date of this Agreement) pursuant to clause (b) of the first paragraph of this Section 13, if any, and in connection with the transfer of any Note the Company will furnish the transferee of such Note with copies of any Form and English translation then required.

          If any payment is made by the Company to or for the account of the holder of any Note after deduction for or on account of any Tax, and increased payments are made by the Company pursuant to this Section 13, then, if such holder in its sole discretion determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the Company such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Tax or deduction or withholding. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

          The Company will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by the Company of any Tax in respect of any amounts paid under this Agreement or the Notes, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of the Company, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

          If the Company is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which the Company would be required to pay any additional amount under this Section 13, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then the Company will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Company) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

          If the Company makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from the Company (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Company, subject, however, to the same limitations with respect to Forms as are set forth above.

          In this Section 13 the following terms shall have the following respective meanings:

          “Taxes Act” means to UK Income and Corporation Taxes Act 1988.

          “Non-Exempt UK Lender” means any Person resident in the United Kingdom or otherwise established or constituted under the laws of the United Kingdom who is not entitled under applicable law (irrespective of whether such Person files any Form as hereinabove provided) to receive payments of interest on the Notes without any deduction on account of United Kingdom withholding tax pursuant to Sections 349A to Section 349D of the Taxes Act.

          The obligations of the Company under this Section 13 shall survive the payment or transfer of any Note and the provisions of this Section 13 shall also apply to successive transferees of the Notes.

14. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

14.1. Registration of Notes.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

14.2. Transfer and Exchange of Notes.

          Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 19) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof) within ten Business Days thereafter the

Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than such minimum denomination. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

14.3. Replacement of Notes.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of an indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser, an Institutional Investor or another holder of a Note with a minimum net worth of at least $50,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

15. PAYMENTS ON NOTES.

15.1. Place of Payment.

          Subject to Section 15.2, payments of principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in The City of New York, at the principal office of Citibank, N.A. in such jurisdiction. The Company may at any time thereafter, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

15.2. Home Office Payment.

          So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2. The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

16. EXPENSES, ETC.

16.1. Transaction Expenses.

          Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Majority Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any Subsidiary Guarantee (whether or not such amendment, waiver or consent becomes effective). In addition, the Company agrees to pay (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any Subsidiary Guarantee or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any Subsidiary Guarantee, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred from time to time in connection with the giving of additional Subsidiary Guarantees and other matters arising under Section 9.6. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

          In furtherance of the foregoing, on the date of the Closing the Company will pay or cause to be paid the fees and disbursements and other charges (including estimated unposted disbursements and other charges as of the date of the Closing) of the Purchasers’ special counsel which are reflected in the statement of such counsel submitted to the Company at least one Business Day prior to the date of the Closing. The Company will also pay, promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements and other charges of such counsel in connection with the transactions hereby contemplated (including disbursements and other charges unposted as of the date of the Closing to the extent such disbursements and other charges exceed estimated amounts paid as aforesaid).

16.2. Certain Taxes.

          The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the Subsidiary Guarantees or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or other applicable jurisdiction or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Subsidiary Guarantees or the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 16, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

16.3. Survival.

          The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.

          All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the several Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

18. AMENDMENT AND WAIVER.

18.1. Requirements.

          This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Majority Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or Modified Make-Whole Amount on, the Notes of any series, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend Section 8, 11(a), 11(b), 12, 13, 18, 21 or 23.9.

18.2. Solicitation of Holders of Notes.

          (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

18.3. Binding Effect, etc.

          Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

18.4. Notes Held by Company, Etc.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

19. NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized international commercial delivery service (charges prepaid), or (b) by a recognized international commercial delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Senior Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

20. REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto, including without limitation (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

21. CONFIDENTIAL INFORMATION.

          For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 21.

22. SUBSTITUTION OF PURCHASER.

          Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

23. MISCELLANEOUS.

23.1. Successors and Assigns.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including without limitation any subsequent holder of a Note) whether so expressed or not.

23.2. Payments Due on Non-Business Days.

          Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.5 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

23.3. Accounting Terms; Changes in GAAP.

          All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP, and all financial statements shall be prepared in accordance with GAAP.

          Notwithstanding the foregoing, if after the date of this Agreement there is a change in GAAP that might in the opinion of the Company result in a material alteration of the commercial effect of any of the terms of this Agreement, then the Company shall, in consultation with its independent accountants, negotiate in good faith with the holders of Notes for a period of at least 30 days to make any necessary adjustments to any covenant or any component of financial computations used to calculate such covenant, in each case satisfactory to the Majority Holders, to ensure that the change in GAAP does not result in any material alteration in the commercial effect of such covenant. In the event that no agreement is reached by the end of such 30-day negotiation period, then the Company’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective and each subsequent set of financial statements delivered to holders of Notes pursuant to Section 7.1(a) or (b) shall include detailed reconciliations reasonably satisfactory to the Majority Holders as to the effect of such change in GAAP.

23.4. Severability.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

23.5. Construction, Etc.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

23.6. Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

23.7. Governing Law.

          This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

23.8. Jurisdiction and Process; Waiver of Jury Trial.

          (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (b) The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 23.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

          (c) The Company consents to process being served by or on behalf of any holder of a Note in any suit, action or proceeding of the nature referred to in Section 23.8(a) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 19, to CT Corporation System, 111 Eighth Avenue, New York, NY 10011, as its agent for the purpose of accepting service of any process in the United States. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

          (d) Nothing in this Section 23.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

          (e) The Company hereby irrevocably appoints CT Corporation System, 111 Eighth Avenue, New York, NY 10011, to receive for it, and on its behalf, service of process in the United States.

          (f) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

23.9. Obligation to Make Payment in Dollars.

          Any payment on account of an amount that is payable hereunder or under the Notes in Dollars which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the obligation of the Company under this Agreement or the Notes only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

* * * * *

          If you are in agreement with the foregoing, please sign the form of agreement in the space below provided herein or on the accompanying counterpart of this Agreement and return the same to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

SIGNET GROUP plc

By	/s/ Walker Boyd

Title: Group Finance Director

By	/s/ Mark Jenkins

Title: Company Secretary

This Agreement is hereby accepted
and agreed to as of the date thereof.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

AMERICAN GENERAL LIFE INSURANCE COMPANY

AIG LIFE INSURANCE COMPANY

AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

By:	AIG GLOBAL INVESTMENT CORP., investment adviser

	By:	/s/ Peter DeFazio

	Title:	Vice President

ONE MADISON INVESTMENTS (CAYCO) LIMITED

By:	METROPOLITAN LIFE INSURANCE COMPANY,
its investment manager

	By:	/s/ Judith A. Gulotta

	Title:	Director

PRINCIPAL LIFE INSURANCE COMPANY

By:	PRINCIPAL GLOBAL INVESTORS, LLC
a Delaware limited liability company, its authorized signatory

	By:	/s/ James C. Fifield

	Title:	Counsel

	By:	/s/ Christopher J. Henderson

	Title:	Vice President and Senior Investment Counsel

SYMETRA LIFE INSURANCE COMPANY,
a Washington corporation

By:	PRINCIPAL GLOBAL INVESTORS, LLC
a Delaware limited liability company, its authorized signatory

	By:	/s/ James C. Fifield

	Title:	Counsel

	By:	/s/ Christopher J. Henderson

	Title:	Vice President and Senior Investment Counsel

AVIVA LIFE INSURANCE COMPANY,
a Delaware corporation

By:	PRINCIPAL GLOBAL INVESTORS, LLC
a Delaware limited liability company, its authorized signatory

	By:	/s/ James C. Fifield

	Title:	Counsel

	By:	/s/ Christopher J. Henderson

	Title:	Vice President and Senior Investment Counsel

THE BANK OF NEW YORK, AS TRUSTEE FOR THE SCOTTISH RE (U.S.), INC. AND SECURITY LIFE OF DENVER INSURANCE COMPANY SECURITY TRUST BY AGREEMENT DATED DECEMBER 31, 2004

By:	PRINCIPAL GLOBAL INVESTORS, LLC
a Delaware limited liability company, its authorized signatory

	By:	/s/ James C. Fifield

	Title:	Counsel

	By:	/s/ Christopher J. Henderson

	Title:	Vice President and Senior Investment Counsel

MIDLAND NATIONAL LIFE INSURANCE COMPANY

By:	Midland Advisors Company as its Agent

	By:	/s/ Stephen D. Sautel

	Title:	Managing Director

ING USA ANNUITY AND LIFE INSURANCE COMPANY

By:	ING INVESTMENT MANAGEMENT LLC, as Agent

	By:	/s/ Christopher P. Lyons

	Title:	Senior Vice President

RELIASTAR LIFE INSURANCE COMPANY

By:	ING INVESTMENT MANAGEMENT LLC, as Agent

	By:	/s/ Christopher P. Lyons

	Title:	Senior Vice President

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	ING INVESTMENT MANAGEMENT LLC, as Agent

	By:	/s/ Christopher P. Lyons

	Title:	Senior Vice President

ING LIFE INSURANCE AND ANNUITY COMPANY

By:	ING INVESTMENT MANAGEMENT LLC, as Agent

	By:	/s/ Christopher P. Lyons

	Title:	Senior Vice President

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

By:	/s/ Debra R. Thompson

Title:	Vice President

AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Emilia F. Wiener

Title:	Investment Officer

MONY LIFE INSURANCE COMPANY

By:	/s/ Emilia F. Wiener

Title:	Investment Officer

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	CIGNA INVESTMENTS, INC.
(authorized agent)

	By:	/s/ Leonard Mazlish

	Title:	Managing Director

LIFE INSURANCE COMPANY OF NORTH AMERICA

By:	CIGNA INVESTMENTS, INC.
(authorized agent)

	By:	/s/ Leonard Mazlish

	Title:	Managing Director

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Ellen I. Whittaker

Title:	Director, Fixed Income Investments

CUNA MUTUAL LIFE INSURANCE COMPANY

By:	MEMBERS CAPITAL ADVISORS, INC.,
acting as Investment Advisor:

	By:	/s/ James E. McDonald, Jr.

	Title:	Director, Private Placements

CUNA MUTUAL INSURANCE SOCIETY

By:	MEMBERS CAPITAL ADVISORS, INC.,
acting as Investment Advisor:

	By:	/s/ James E. McDonald, Jr.

	Title:	Director, Private Placements

CUMIS INSURANCE SOCIETY

By:	MEMBERS CAPITAL ADVISORS, INC.,
acting as Investment Advisor:

	By:	/s/ James E. McDonald, Jr.

	Title:	Director, Private Placements

MEMBERS LIFE INSURANCE COMPANY

By:	MEMBERS CAPITAL ADVISORS, INC.,
acting as Investment Advisor:

	By:	/s/ James E. McDonald, Jr.

	Title:	Director, Private Placements

ALLIED IRISH BANKS P.L.C.

By:	/s/ Simon Hammond

Senior Manager

GENWORTH LIFE INSURANCE COMPANY

By:	/s/ Scott Sell

Title:	Investment Officer

GE GROUP LIFE ASSURANCE COMPANY

By:	/s/ Scott Sell

Title:	Investment Officer

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

By:	/s/ Scott Sell

Title:	Investment Officer

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Sharon Manewitz

Title:	Managing Director

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By:	ALLIANZ OF AMERICA, INC., as Authorized Signatory
and Investment Manager

By: /s/ Gary Brown

Title: Assistant Treasurer

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By:	/s/ Rachel Stauffer

Title:	Vice President Investments

OHIO NATIONAL LIFE ASSURANCE CORPORATION

By:	/s/ Jed R. Martin

Title:	Senior Vice President, Private Placements

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Jed R. Martin

Title:	Senior Vice President, Private Placements

TRAVELERS CASUALTY AND SURETY COMPANY OF AMERICA

By:	/s/ David D. Rowland

Title:	Senior Vice President

SECURITY FINANCIAL LIFE INSURANCE COMPANY

By:	/s/ Kevin W. Hammond

Title:	Senior Director - Investments

SCHEDULE A

          This Schedule A shows the names, addresses and telecopy numbers of the purchasers under the foregoing Note Purchase Agreement and the respective principal amounts and series of Notes to be purchased by each.

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY	$27,000,000
(Series C)

(1)

All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

The Bank of New York
ABA# 021-000-018
BNF Account#: IOC 566
For Further Credit to: The Variable Annuity Life Insurance
Company-Account No. 260735
Ref: PPN# 82668L A# 1 and Prin: $__________ Int: $__________

(2)	Address for all notices in respect of payment:

AIG Global Investment Group
c/o The Bank of New York
Attn: P&I Department
PO Box 19266
Newark, NJ 07195
Telephone: (718) 315-3026
Fax: (718) 315-3076

(3)	Duplicate payment notices and compliance information to:

The Variable Annuity Life Insurance Company
c/o AIG Global Investment Group
2929 Allen Parkway, A36-04
Houston, TX 77019-2155
Attn: Private Placement Department
Fax: 713-831-1072

(4)	All other correspondence to:

AIG Global Investment Group
2929 Allen Parkway, Suite A36-01
Houston, TX 77019-2155
Legal Department-Investment Management

Fax: 713-831-2328

(5)	Tax Identification No.: 74-1625348

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

AMERICAN GENERAL LIFE INSURANCE COMPANY	$15,000,000
(Series C)

(1)

All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

State Street Bank and Trust Company
Boston, MA 02101
ABA# 011-000-028
Re: American General Life Insurance Company
A/C: 0125-880-5
Ref: PPN# 82668L A# 1 and Prin: $__________ Int: $__________
Fund Number PA 40

(2)	Address for all notices in respect of payment:

American General Life Insurance Company and PA 40
c/o State Street Bank Corporation
Insurance Services
801 Pennsylvania
Kansas City, MO 64105
Fax: (816) 691-3619

(3)	Duplicate payment notices and compliance information to:

American General Life Insurance Company and PA 40
c/o AIG Global Investment Group
2929 Allen Parkway, A36-04
Houston, TX 77019-2155
Attn: Private Placement Department
Fax: 713-831-1072

(4)	All other correspondence to:

AIG Global Investment Group
2929 Allen Parkway, Suite A36-01
Houston, TX 77019-2155
Legal Department-Investment Management
Fax: 713-831-2328

(5)	Tax Identification No.: 25-0598210

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

AIG LIFE INSURANCE COMPANY	$10,000,000
(Series C)

(1)

All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

Mellon Trust of New England
Boston, MA
ABA # 011-001-234
DDA # 169064
Cost Center 1178
Account Name: AIG LIFE INSURANCE COMPANY
Account Number: AGIFALI0392
Ref: PPN 82668L A# 1 and description of payment
P $____________________, I $____________________

(2)	Address for all notices in respect of payment:

AIG Global Investment Group
ATTN: Jennifer Lee / Kathleen Cosgrove
70 Pine Street, 15th Floor
New York, NY 10270
Tel: 212-770-8915 / 8924
Fax: 212-770-8583

(3)	Duplicate payment notices and compliance information to:

AIG Life Insurance Company
c/o AIG Global Investment Group
2929 Allen Parkway, A36-04
Houston, TX 77019-2155
Attn: Private Placement Department
Fax: 713-831-1072

(4)	All other correspondence to:

AIG Global Investment Group
2929 Allen Parkway, Suite A36-01
Houston, TX 77019-2155
Legal Department-Investment Management
Fax: 713-831-2328

(5)	Tax Identification No.: 25-1118523

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

AMERICAN INTERNATIONAL LIFE ASSURANCE	$5,000,000
COMPANY OF NEW YORK	(Series C)

(1)

All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

Mellon Trust of New England
Boston, MA
ABA # 011-001-234
DDA # 169064
Cost Center 1178
Account Name: AI LIFE ASSURANCE COMPANY OF N.Y.
Account Number: AGIFLNY0372
Ref: PPN 82668L A# 1 and description of payment
P $____________________, I $____________________

(2)	Address for all notices in respect of payment:

AIG Global Investment Group
ATTN: Jennifer Lee / Kathleen Cosgrove
70 Pine Street, 15th Floor
New York, NY 10270
Tel: 212-770-8915 / 8924
Fax: 212-770-8583

(3)	Duplicate payment notices and compliance information to:

American International Life Assurance Company of New York
c/o AIG Global Investment Group
2929 Allen Parkway, A36-04
Houston, TX 77019-2155
Attn: Private Placement Department
Fax: 713-831-1072

(4)	All other correspondence to:

AIG Global Investment Group
2929 Allen Parkway, Suite A36-01
Houston, TX 77019-2155
Legal Department-Investment Management
Fax: 713-831-2328

(5)	Tax Identification No.: 13-6101875

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

THE UNITED STATES LIFE INSURANCE COMPANY IN	$5,000,000
THE CITY OF NEW YORK	(Series C)

(1)

All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

State Street Bank and Trust Company
Boston, MA 02101
ABA# 011-000-028
Re: The United States Life Insurance Company in the City of
New York
A/C: 6956-534-9
Ref: PPN# 82668L A# 1 and Prin: $__________ Int: $__________
Fund Number PA 77

(2)	Address for all notices in respect of payment:

The United States Life Insurance Co. in the City of New York
and PA 77
c/o State Street Bank Corporation
Insurance Services
801 Pennsylvania
Kansas City, MO 64105
Fax: (816) 691-3619

(3)	Duplicate payment notices and compliance information to:

The United States Life Insurance Co. in the City of New
York and PA 77
c/o AIG Global Investment Group
2929 Allen Parkway, A36-04
Houston, TX 77019-2155
Attn: Private Placement Department
Fax: 713-831-1072

(4)	All other correspondence to:

AIG Global Investment Group
2929 Allen Parkway, Suite A36-01
Houston, TX 77019-2155
Legal Department-Investment Management
Fax: 713-831-2328

(5)	Tax Identification No.: 13-5459480

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

ONE MADISON INVESTMENTS (CAYCO) LIMITED	$14,000,000 (Series B)
$26,000,000 (Series C)

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

JPMorgan Chase Bank
ABA # 021000021
One Madison Investments (Cayco) Limited
Account No. 323-8-61962
Ref: Signet Group plc, Series B due 2016 and Series C
due 2018

with sufficient information to identify the source and application of such funds, including (i) the name of the Issuer, (ii) the maturity date, (iii) the PPN: 82668L A@ 3 (Series B), 82668L A# 1 (Series C) of the Notes, (iv) the amount of principal, interest and premium, if any, and (v) the due date of the payment being made.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	Address for all notices and other communications:

One Madison Investments (Cayco) Limited
c/o Metropolitan Life Insurance Company
Investments, Private Placements
10 Park Avenue
Morristown, NJ 07962-1902
Attention: Director
Telecopy: (973) 355-4250

AND:

One Madison Investments (Cayco) Limited
c/o MetLife Investments Limited
Orion House 11th Floor
5 Upper St. Martin’s Lane
London WC2H 9EA, England
Attention: Investments, Private Placements
Facsimile: 011-44-20-7632-8101

With a copy OTHER than with respect to deliveries of financial statements to:

One Madison Investments (Cayco) Limited
c/o Metropolitan Life Insurance Company
10 Park Avenue
Morristown, NJ 07962-1902
Attention: Chief Counsel-Securities Investments (PRIV)
Telecopy: (973) 355-4338

(3)	Tax Identification Number: n/a

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

PRINCIPAL LIFE INSURANCE COMPANY	$13,500,000 (Series B)
$500,000 (Series B)

(1)	All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

ABA# 121000248
Wells Fargo Bank Iowa, N.A.
San Francisco, CA
For Credit to Principal Life Insurance Company
Account No. 0000014752
OBI PFGSE(S)B0068508()

with sufficient information (including issuer, interest rate, maturity, PPN 82668L A@ 3 and whether payment is of principal, premium or interest) to identify the source and application of such funds.

(2)	All notices with respect to payments to

Principal Global Investors, LLC
Attn: Investment Accounting Fixed Income Securities
711 High Street
Des Moines, Iowa 50392-0960

(3)	All other communications to:

Principal Global Investors, LLC
Attn: Fixed Income Private Placements
711 High Street
Des Moines, Iowa 50392-0960
privateplacements2@exchange.principal.com

(4)	Tax Identification No.: 42-0127290

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

SYMETRA LIFE INSURANCE COMPANY	$6,000,000 (Series B)

(1)	All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

ABA No.: 021000021
JPMorgan Chase
For Acct: Funds Clearance
Account: 9009002859
OBI PFGSE (S) B0068620()
Attn: (cusip number 82668L A@ 3-Signet Group plc)
Symetra Life – Annuities/AFS #P21158

with sufficient information (including issuer, interest rate, maturity, PPN and whether payment is of principal, premium or interest) to identify the source and application of such funds.

(2)	All notices with respect to payments to

Symetra Life Insurance Company
c/o Principal Global Investors, LLC
Attn: Investment Accounting Fixed Income Securities
711 High Street
Des Moines, Iowa 50392-0960

(3)	All other communications to:

Symetra Life Insurance Company
Principal Global Investors, LLC
ATTN: Fixed Income Private Placements
711 High Street, G-26
Des Moines, IA 50392-0800

(4)	Tax Identification No.: 91-0742147

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

SYMETRA LIFE INSURANCE COMPANY	$5,000,000 (Series B)

(1)	All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

The Bank of New York
ABA #021-000-018
BNF: IOC566
F/A/O Symetra Life LTD Maturity #196
Account #318572
Attn: P & I Department
OBI PFGSE (S) B0068620()
Attn: (cusip number 82668L A@ 3– Signet Group plc)

with sufficient information (including issuer, interest rate, maturity, PPN and whether payment is of principal, premium or interest) to identify the source and application of such funds.

(2)	All notices with respect to payments to

Symetra Life Insurance Company
c/o Principal Global Investors, LLC
Attn: Investment Accounting Fixed Income Securities
711 High Street
Des Moines, Iowa 50392-0960

(3)	All other communications to:

Symetra Life Insurance Company
Principal Global Investors, LLC
ATTN: Fixed Income Private Placements
711 High Street, G-26
Des Moines, IA 50392-0800

(4)	Tax Identification No.: 91-0742147

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

SYMETRA LIFE INSURANCE COMPANY	$3,000,000 (Series B)

(1)	All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

The Bank of New York
ABA #021-000-018
BNF: IOC566
F/A/O Symetra Life Retirement Services #197
account #318574
Attn: P & I Department
OBI PFGSE (S) B0068620()
Attn: (cusip number 82668L A@ 3– Signet Group plc)

with sufficient information (including issuer, interest rate, maturity, PPN and whether payment is of principal, premium or interest) to identify the source and application of such funds.

(2)	All notices with respect to payments to

Symetra Life Insurance Company
c/o Principal Global Investors, LLC
Attn: Investment Accounting Fixed Income Securities
711 High Street
Des Moines, Iowa 50392-0960

(3)	All other communications to:

Symetra Life Insurance Company
Principal Global Investors, LLC
ATTN: Fixed Income Private Placements
711 High Street, G-26
Des Moines, IA 50392-0800

(4)	Tax Identification No.: 91-0742147

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

AVIVA LIFE INSURANCE COMPANY	$2,600,000 (Series B)

(1)	All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

Mellon Bank (Boston Safe Deposit)
011001234/BOS SAFE DEP
DDA#125261
Cost Center #1253
For Acct: Aviva Life-Principal Glob Priv General
Account Deferred TSA
Account: AVAF2010522
OBI PFGSE (S) B0068620()
Attn: (cusip number 82668L A@ 3– Signet Group
plc)

with sufficient information (including issuer, interest rate, maturity, PPN and whether payment is of principal, premium or interest) to identify the source and application of such funds.

(2)	All notices with respect to payments to

Aviva Life Insurance Company
c/o Principal Global Investors, LLC
Attn: Investment Accounting Fixed Income Securities
711 High Street
Des Moines, Iowa 50392-0960

(3)	All other communications to:

Aviva Life Insurance Company
Principal Global Investors, LLC
ATTN: Fixed Income Private Placements
711 High Street, G-26
Des Moines, IA 50392-0800

(4)	Tax Identification No.: 04-2235236

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

AVIVA LIFE INSURANCE COMPANY	$2,000,000 (Series B)

(1)	All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

Mellon Bank (Boston Safe Deposit)
011001234/BOS SAFE DEP
DDA#125261
Cost Center #1253
For Acct: Aviva Life-Principal Glob Priv EG
Convertible Securities
Account: AVAF2011412
OBI PFGSE (S) B0068620()
Attn: (cusip number 82668L A@ 3– Signet Group
plc)

with sufficient information (including issuer, interest rate, maturity, PPN and whether payment is of principal, premium or interest) to identify the source and application of such funds.

(2)	All notices with respect to payments to

Aviva Life Insurance Company
c/o Principal Global Investors, LLC
Attn: Investment Accounting Fixed Income Securities
711 High Street
Des Moines, Iowa 50392-0960

(3)	All other communications to:

Aviva Life Insurance Company
Principal Global Investors, LLC
ATTN: Fixed Income Private Placements
711 High Street, G-26
Des Moines, IA 50392-0800

(4)	Tax Identification No.: 04-2235236

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

AVIVA LIFE INSURANCE COMPANY	$500,000 (Series B)

(1)	All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

Mellon Bank (Boston Safe Deposit)
011001234/BOS SAFE DEP
DDA#125261
Cost Center #1253
For Acct: Aviva Life-Principal Glob Priv General
Account Universal Life
Account: AVAF2010512
OBI PFGSE (S) B0068620()
Attn: (cusip number 82668L A@ 3– Signet Group plc)

with sufficient information (including issuer, interest rate, maturity, PPN and whether payment is of principal, premium or interest) to identify the source and application of such funds.

(2)	All notices with respect to payments to

Aviva Life Insurance Company
c/o Principal Global Investors, LLC
Attn: Investment Accounting Fixed Income Securities
711 High Street
Des Moines, Iowa 50392-0960

(3)	All other communications to:

Aviva Life Insurance Company
Principal Global Investors, LLC
ATTN: Fixed Income Private Placements
711 High Street, G-26
Des Moines, IA 50392-0800

(4)	Tax Identification No.: 04-2235236

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

AVIVA LIFE INSURANCE COMPANY	$500,000 (Series B)

(1)	All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

Mellon Bank (Boston Safe Deposit)
011001234/BOS SAFE DEP
DDA#125261
Cost Center #1253
For Acct: Aviva Life-Principal Glob Priv Structured
Settlements IMM ANN
Account: AVAF2010012
OBI PFGSE (S) B0068620()
Attn: (cusip number 82668L A@ 3– Signet Group plc)

with sufficient information (including issuer, interest rate, maturity, PPN and whether payment is of principal, premium or interest) to identify the source and application of such funds.

(2)	All notices with respect to payments to

Aviva Life Insurance Company
c/o Principal Global Investors, LLC
Attn: Investment Accounting Fixed Income Securities
711 High Street
Des Moines, Iowa 50392-0960

(3)	All other communications to:

Aviva Life Insurance Company
Principal Global Investors, LLC
ATTN: Fixed Income Private Placements
711 High Street, G-26
Des Moines, IA 50392-0800

(4)	Tax Identification No.: 04-2235236

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

THE BANK OF NEW YORK, AS TRUSTEE FOR THE	$1,400,000 (Series B)
SCOTTISH RE (U.S.), INC. AND SECURITY LIFE OF
DENVER INSURANCE COMPANY SECURITY TRUST
BY AGREEMENT DATED DECEMBER 31, 2004

(1)	All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

Bank of NYC
New York, N.Y.
ABA# 021000018
ACCOUNT: GLA 111-565
Account # 327696
Account Name: Scottish RE US/ SLD Sec TR Principal
OBI PFGSE (S) B0068620()
Attn: (cusip number 82668L A@ 3– Signet Group plc)
with sufficient information (including issuer, interest rate, maturity, PPN and whether payment is of principal, premium or interest) to identify the source and application of such funds.

(2)	All notices with respect to payments to

Scottish RE US - Security Life of Denver
c/o Principal Global Investors, LLC
Attn: Investment Accounting Fixed Income Securities
711 High Street
Des Moines, Iowa 50392-0960

(3)	All other communications to:

Scottish RE US - Security Life of Denver
Principal Global Investors, LLC
ATTN: Fixed Income Private Placements
711 High Street, G-26
Des Moines, IA 50392-0800

(4)	Tax Identification No.: 23-2038295

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

MIDLAND NATIONAL LIFE INSURANCE COMPANY	$15,000,000 (Series A)
$7,000,000 (Series A)

(1)	All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

The Bank of New York
ABA #021000018
BNF: IOC 566
100 Chuch Street, 7th Floor
New York, NY 10286

with sufficient information (including issuer, interest rate, maturity, PPN 82668L A* 5 and whether payment is of principal, premium or interest) to identify the source and application of such funds.

(2)	All notices with respect to payments to

The Bank of New York
F/A/O: _______________
PO Box 19266
Newark, NJ 07195
Attn: Principal & Interest Dept.

With a copy to:

Midland Advisors Company
200 East 10th Street, Suite 301
Sioux Falls, SD 57104
Attn: Melissa Carlson, 605-782-1943
Fax: 605-782-1929

(3)	All other communications to:

Guggenheim Partners
Attn: Kaitlin Trinh/John Nelson
135 East 57th Street, 9th Floor
New York, NY 10022
212-651-0840/212-381-7559
Fax: 212-644-8396

(4)	Tax Identification No.: 46-0164570

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

MIDLAND NATIONAL LIFE INSURANCE COMPANY	$3,000,000 (Series A)

(1)	All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

The Bank of New York
ABA #021000018
MNL-BOLI General Account
Custody Account Number 0000-246378

with sufficient information (including issuer, interest rate, maturity, PPN 82668L A* 5 and whether payment is of principal, premium or interest) to identify the source and application of such funds.

(2)	All notices with respect to payments to

The Bank of New York
F/A/O: _______________
PO Box 19266
Newark, NJ 07195
Attn: Principal & Interest Dept.

With a copy to:

Midland Advisors Company
200 East 10th Street, Suite 301
Sioux Falls, SD 57104
Attn: Melissa Carlson, 605-782-1943
Fax: 605-782-1929

(3)	All other communications to:

Guggenheim Partners
Attn: Kaitlin Trinh/John Nelson
135 East 57th Street, 9th Floor
New York, NY 10022
212-651-0840/212-381-7559
Fax: 212-644-8396

(4)	Tax Identification No.: 46-0164570

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

ING USA ANNUITY AND LIFE INSURANCE	$4,000,000 (Series A)
COMPANY	$5,000,000 (Series C)

(1)	All payments on account of the Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York
ABA# 021000018
BFN: IOC566/INST’L CUSTODY
(for scheduled principal and interest payments) or
BFN: IOC565/INST’L CUSTODY
(for all payments other than scheduled principal
and interest)
Attn: P&I Department
Ref: ING USA Annuity and Life Insurance Company
Acct. No. 136373 and PPN 82668L A* 5 (Series
A), 82668L A# 1 (Series C)

Each such wire transfer shall set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices relating to payments:

ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia 30327-4349
Attention: Operation/Settlements
Fax: (770) 690-4886

(3)	Address for all other communications and notices:

ING Investment Management LLC
100 Washington Avenue South, Suite 1635
Minneapolis, MN 55401-2121
Attn: Martin Rosacker
Phone: (612) 342-7138
Fax: (612) 372-5368

with copy to:

ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia 39327-4349

Attn: Private Placements
Fax: (770) 690-5057

(4)	Tax Identification No.: 41-0991508

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

RELIASTAR LIFE INSURANCE COMPANY	$11,000,000 (Series A)

(1)	All payments on account of the Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York
ABA# 021000018
BFN: IOC566/INST’L CUSTODY
(for scheduled principal and interest payments) or
BFN: IOC565/INST’L CUSTODY
(for all payments other than scheduled principal
and interest)
Attn: P&I Department
Ref: Reliastar Life Insurance Company
Acct. No. 187035 and PPN 82668L A* 5 (Series A)

Each such wire transfer shall set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices relating to payments:

ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia 30327-4349
Attention: Operation/Settlements
Fax: (770) 690-4886

(3)	Address for all other communications and notices:

ING Investment Management LLC
100 Washington Avenue South, Suite 1635
Minneapolis, MN 55401-2121
Attn: Martin Rosacker
Phone: (612) 342-7138
Fax: (612) 372-5368

with copy to:

ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia 39327-4349
Attn: Private Placements
Fax: (770) 690-5057

(4)	Tax Identification No.: 41-0451140

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

SECURITY LIFE OF DENVER INSURANCE	$7,000,000 (Series C)
COMPANY

(1)	All payments on account of the Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York
ABA# 021000018
BFN: IOC566/INST’L CUSTODY
(for scheduled principal and interest payments) or
BFN: IOC565/INST’L CUSTODY
(for all payments other than scheduled principal
and interest)
Attn: P&I Department
Ref: Security Life of Denver Insurance Company
Acct. No. 178157 and PPN 82668L A# 1 (Series C)

Each such wire transfer shall set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices relating to payments:

ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia 30327-4349
Attention: Operation/Settlements
Fax: (770) 690-4886

(3)	Address for all other communications and notices:

ING Investment Management LLC
100 Washington Avenue South, Suite 1635
Minneapolis, MN 55401-2121
Attn: Martin Rosacker
Phone: (612) 342-7138
Fax: (612) 372-5368

with copy to:

ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia 39327-4349
Attn: Private Placements

Fax: (770) 690-5057

(4)	Tax Identification No.: 84-0499703

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

ING LIFE INSURANCE AND ANNUITY COMPANY	$3,000,000 (Series C)

(1)	All payments on account of the Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York
ABA# 021000018
BFN: IOC566/INST’L CUSTODY
(for scheduled principal and interest payments) or
BFN: IOC565/INST’L CUSTODY
(for all payments other than scheduled principal and interest)
Attn: P&I Department
Ref: ING Life Insurance and Annuity Company
Acct. No. 178157 and PPN 82668L A# 1 (Series C)

Each such wire transfer shall set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices relating to payments:

ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia 30327-4349
Attention: Operation/Settlements
Fax: (770) 690-4886

(3)	Address for all other communications and notices:

ING Investment Management LLC
100 Washington Avenue South, Suite 1635
Minneapolis, MN 55401-2121
Attn: Martin Rosacker
Phone: (612) 342-7138
Fax: (612) 372-5368

with copy to:

ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia 39327-4349
Attn: Private Placements
Fax: (770) 690-5057

(4)	Tax Identification No.: 71-0294708

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

TRANSAMERICA OCCIDENTAL LIFE INSURANCE	$10,000,000 (Series B)
COMPANY	$20,000,000 (Series C)

(1)	All payments on account of the Notes shall be made by wire or intrabank transfer of immediately available funds prior to 12:00 noon (New York Time) on the due date to:

Mellon Trust of New England
ABA# - 011001234
Credit DDA Account #125261
Attn: MBS Income, cc1253
Custody account # TRAF1515002
FC TOLIC Private

providing sufficient information (including issuer, interest rate, maturity, PPN 82668L A@ 3 (Series B), 82668L A# 1 (Series C) and whether payment is of principal, premium or interest) to identify the source and application of such funds.

(2)	Address for all notices and confirmations in respect of payments:

AEGON USA Investment Management, LLC
Attn: Custody Operations-Privates
4333 Edgewood Road N.E.
Cedar Rapids, IA 52499-7013
email: paymentnotifications@aegonusa.com

(3)	Address for routine correspondence and reporting:

AEGON USA Investment Management, LLC
Attn: Director of Private Placements
4333 Edgewood Road N.E.
Cedar Rapids, IA 52499-5335
Phone: 319-369-2432
Fax: 319-369-2666

and

AEGON USA Investment Management, LLC
Attn: Debbie Thompson-Private Placements
400 West Market Street, 10th Floor
Louisville, KY 40202
Phone: 502-560-2961
Fax : 502-560-2030

(4)	Address for legal/closing:

AEGON USA Investment Management, LLC

Attn: Director of Private Placements
4333 Edgewood Road N.E.
Cedar Rapids, IA 52499-5335

and

AEGON USA Investment Management, LLC
Attn: Paul Houk, Esq.
Investment Legal Department
400 West Market Street, 10th Floor
Louisville, KY 40202

(5)	Tax Identification No.: 95-1060502

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

AXA EQUITABLE LIFE INSURANCE COMPANY	$17,000,000 (Series B)

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

JPMorgan Chase Bank
Account: Axa Equitable Life Insurance Company
4 Chase Metrotech Center
Brooklyn, NY 11245
ABA # 021000021
Account No. 037-2-417394
Custody Account: G05476

with sufficient information to identify the source and application of such funds, including (i) the name of the Issuer, (ii) the maturity date, (iii) the PPN: 82668L A@ 3 (Series B) of the Notes, (iv) the amount of principal, interest and premium, if any, and (v) the due date of the payment being made.

(2)	All notices of payments and written confirmations of wire transfers should be sent to:

Axa Equitable Life Insurance Company
c/o AllianceBernstein LP
1345 Avenue of the Americas – 38th Floor
New York, NY 10105
Attn: Cosmo Valente [Telephone: 212-969-6384]

(3)	Address for all other communications:

Axa Equitable Life Insurance Company
c/o AllianceBernstein LP
1345 Avenue of the Americas – 37th Floor
New York, NY 10105
Attn: Emily Wiener [Telephone: (212) 823-2775]
Alliance Capital Management Corporation

(4)	Tax Identification Number: 13-5570651

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

MONY LIFE INSURANCE COMPANY	$8,000,000 (Series B)

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

JP Morgan/Chase
ABA No.: 021-000021
For credit to Private Income Processing
Account Number: 900-9000-200
A/C: MONY Closed Block– G 52963

with sufficient information to identify the source and application of such funds, including (i) the name of the Issuer, (ii) the maturity date, (iii) the PPN: 82668L A@ 3 (Series B) of the Notes, (iv) the amount of principal, interest and premium, if any, and (v) the due date of the payment being made.

(2)	All notices of payments and written confirmations of wire transfers should be sent to:

JP Morgan Chase Manhattan Bank
14201 N. Dallas Parkway
13th Floor
Dallas, Texas 75254-2917
Fax: 469-477-1904

with a copy to:

MONY Life Insurance Company
C/O AllianceBernstein LP
1345 Avenue of the America
38th Floor
New York, New York 10105
Attention: Mike Maher
Telephone #: (212) 823-2873
Fax: (212) 969-6298

(3)	Address for all other communications:

MONY Life Insurance Company
C/O AllianceBernstein LP
1345 Avenue of the Americas, 38th Floor
New York, NY 10105
Attention: Emily Wiener
AllianceBerstein LP
[Telephone #: (212) 823-2775

(4)	Tax Identification Number: 13-1632487

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

CONNECTICUT GENERAL LIFE INSURANCE COMPANY	$5,000,000 (Series A)
$3,100,000 (Series A)

(1)	All payments on account of the Notes shall be made in the	$1,700,000 (Series A)
	form of bank wire transfer or other immediately available	$1,200,000 (Series A)
	funds to:	$1,000,000 (Series A)
$1,000,000 (Series A)
	J.P. Morgan Chase Bank	$1,000,000 (Series A)
	BNF=CIGNA Private Placements/AC=9009001802	$1,000,000 (Series A)
	FED ABA #021000021	$1,000,000 (Series A)
	OBI = [name of company, description of security; interest rate, maturity date; PPN 82668L A* 5]	$1,000,000 (Series A)

(2)	Address for all notices in respect to payments:

Connecticut General Life Insurance Company
c/o CIGNA Investments, Inc.
Attn: Fixed Income Securities, H16B
280 Trumbull Street
Hartford, CT 06103
Fax: 860-727-8024

With a copy to:

J.P. Morgan Chase
14201 Dallas Parkway, 13th Floor
Dallas, TX 75254
Attn: Karen Mote, Mail Code 300-116
Fax: 469-477-1904

(3)	Address for all other communications:

Connecticut General Life Insurance Company
c/o CIGNA Investments, Inc.
Attn: Fixed Income Securities, H16B
280 Trumbull Street
Hartford, CT 06103
Fax: (860) 727-8024

(4)	Taxpayer I.D. Number: 06-0303370

	Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

LIFE INSURANCE COMPANY OF NORTH AMERICA		$3,000,000 (Series A)

(1)	All payments on account of the Notes shall be made in the form of bank wire transfer or other immediately available funds to:

J.P. Morgan Chase Bank
BNF=CIGNA Private Placements/AC=9009001802
FED ABA #021000021
OBI = [name of company, description of security; interest rate, maturity date; PPN 82668L A* 5]

(2)	Address for all notices in respect to payments:

Life Insurance Company of North America
c/o CIGNA Investments, Inc.
Attn: Fixed Income Securities, H16B
280 Trumbull Street
Hartford, CT 06103
Fax: 860-727-8024

With a copy to:

J.P. Morgan Chase
14201 Dallas Parkway, 13th Floor
Dallas, TX 75254
Attn: Karen Mote, Mail Code 300-116
Fax: 469-477-1904

(3)	Address for all other communications:

Life Insurance Company of North America
c/o CIGNA Investments, Inc.
Attn: Fixed Income Securities, H16B
280 Trumbull Street
Hartford, CT 06103
Fax: (860) 727-8024

(4)	Taxpayer I.D. Number: 23-1503749

	Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA		$18,000,000 (Series B)

(1)

All payments on account of the Notes shall be made by wire transfer of federal or other immediately available funds, with sufficient information (including interest rate and maturity) to identify the issue to which the payment relates and the source and application of such funds, including the amount of principal, interest and premium and the PPN 82668L A@ 3, to:

JPMorgan Chase Bank
FED ABA #021000021
CHASE/NYC/CTR/BNF
A/C 900-9-000200
Reference: A/C #G05978, Guardian Life, CUSIP
________, Signet Group plc

(2)	Address for all communications and notices:

The Guardian Life Insurance Company of America
c/o Berkshire Life Insurance Company of America
700 South Street
Pittsfield, MA 01201-8285
Attn: Ellen Whittaker
Fax #: (413) 442-9763

(3)	Tax Identification No.: 13-5123390

	Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

CUNA MUTUAL LIFE INSURANCE COMPANY		$3,150,000 (Series A)
$2,700,000 (Series B)
(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:	$3,150,000 (Series C)

State Street Bank
DTC/New York Window
55 Water Street
Plaza Level - 3rd Floo
New York, NY 1004
ACCOUNT: State Street Bank
ABA: 011000028
A/C: CUNA Mutual Life Insurance Company
A/C NUMBER: ZT2A
PPN 82668L A* 5 (Series A), 82668L A@ 3
(Series B), 82668L A# 1 (Series C)

(2)	All notices with respect to payments to

State Street Bank
Attn: Brian Kershner
801 Pennsylvania
Kansas City, MO 64105
FAX: 816-691-5545
E-MAIL: BDKERSH@STATESTREETKC.COM
WITH COPY TO:
CUNA Mutual Insurance Society
Attn: Rosie Pope
5910 Mineral Point Road
Madison, WI 53705-4456
FAX: 608-231-8591
E-MAIL: ROSIE.POPE@CUNAMUTUAL.COM

(3)	All other communications to:

CUNA Mutual Insurance Society
Attn: Jim Mcdonald Director, Private Placements
5910 Mineral Point Road
Madison, WI 53705-4456
TELEPHONE: 608-231-8170
FAX: 608-236-8170
E-MAIL: jim.mcdonald@cunamutual.com
WITH COPY TO:
CUNA Mutual Insurance Society
Attn: Associate General Counsel
5910 Mineral Point Road
Madison, WI 53705-4456

TELEPHONE: 608-231-7653
FAX: 608-236-7653
E-MAIL: STEVE.SULESKI@CUNAMUTUAL.COM

(4)	Tax Identification No.: 42-0388260

	Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

CUNA MUTUAL INSURANCE SOCIETY		$2,100,000 (Series A)
$1,800,000 (Series B)
(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:	$2,100,000 (Series C)

State Street Bank
DTC/New York Window
55 Water Street
Plaza Level - 3rd Floo
New York, NY 1004
ACCOUNT: STATE STREET BANK
ABA: 011000028
A/C: CUNA Mutual Insurance Society
A/C NUMBER: ZT1E
PPN 82668L A* 5 (Series A), 82668L A@ 3
(Series B), 82668L A# 1 (Series C)

(2)	All notices with respect to payments to

State Street Bank
Attn: Brian Kershner
801 Pennsylvania
Kansas City, MO 64105
FAX: 816-691-5545
E-MAIL: BDKERSH@STATESTREETKC.COM
WITH COPY TO:
CUNA Mutual Insurance Society
Attn: Rosie Pope
5910 Mineral Point Road
Madison, WI 53705-4456
FAX: 608-231-8591
E-MAIL: ROSIE.POPE@CUNAMUTUAL.COM

(3)	All other communications to:

CUNA Mutual Insurance Society
Attn: Jim Mcdonald Director, Private Placements
5910 Mineral Point Road
Madison, WI 53705-4456
TELEPHONE: 608-231-8170
FAX: 608-236-8170
E-MAIL: jim.mcdonald@cunamutual.com
WITH COPY TO:
CUNA Mutual Insurance Society
Attn: Associate General Counsel
5910 Mineral Point Road
Madison, WI 53705-4456

TELEPHONE: 608-231-7653
FAX: 608-236-7653
E-MAIL: STEVE.SULESKI@CUNAMUTUAL.COM

(4)	Tax Identification No.: 39-0230590

	Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

CUMIS INSURANCE SOCIETY		$1,050,000 (Series A)
$900,000 (Series B)
(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:	$1,050,000 (Series C)

State Street Bank
DTC/New York Window
55 Water Street
Plaza Level - 3rd Floo
New York, NY 1004
ACCOUNT: State Street Bank
ABA: 011000028
A/C: CUMIS Insurance Society
A/C NUMBER: ZT1I
PPN 82668L A* 5 (Series A), 82668L A@ 3
(Series B), 82668L A# 1 (Series C)

(2)	All notices with respect to payments to

State Street Bank
Attn: Brian Kershner
801 Pennsylvania
Kansas City, MO 64105
FAX: 816-691-5545
E-MAIL: BDKERSH@STATESTREETKC.COM
WITH COPY TO:
CUNA Mutual Insurance Society
Attn: Rosie Pope
5910 Mineral Point Road
Madison, WI 53705-4456
FAX: 608-231-8591
E-MAIL: ROSIE.POPE@CUNAMUTUAL.COM

(3)	All other communications to:

CUNA Mutual Insurance Society
Attn: Jim Mcdonald Director, Private Placements
5910 Mineral Point Road
Madison, WI 53705-4456
TELEPHONE: 608-231-8170
FAX: 608-236-8170
E-MAIL: jim.mcdonald@cunamutual.com
WITH COPY TO:
CUNA Mutual Insurance Society
Attn: Associate General Counsel
5910 Mineral Point Road
Madison, WI 53705-4456

TELEPHONE: 608-231-7653
FAX: 608-236-7653
E-MAIL: STEVE.SULESKI@CUNAMUTUAL.COM

(4)	Tax Identification No.: 39-0972608

	Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

MEMBERS LIFE INSURANCE COMPANY		$700,000 (Series A)
$600,000 (Series B)
(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:	$700,000 (Series C)

State Street Bank
DTC/New York Window
55 Water Street
Plaza Level - 3rd Floo
New York, NY 1004
ACCOUNT: STATE STREET BANK
ABA: 011000028
A/C: MEMBERS Life Insurance Company
A/C NUMBER: ZT1J
PPN 82668L A* 5 (Series A), 82668L A@ 3
(Series B), 82668L A# 1 (Series C)

(2)	All notices with respect to payments to

State Street Bank
Attn: Brian Kershner
801 Pennsylvania
Kansas City, MO 64105
FAX: 816-691-5545
E-MAIL: BDKERSH@STATESTREETKC.COM
WITH COPY TO:
CUNA Mutual Insurance Society
Attn: Rosie Pope
5910 Mineral Point Road
Madison, WI 53705-4456
FAX: 608-231-8591
E-MAIL: ROSIE.POPE@CUNAMUTUAL.COM

(3)	All other communications to:

CUNA Mutual Insurance Society
Attn: Jim Mcdonald Director, Private Placements
5910 Mineral Point Road
Madison, WI 53705-4456
TELEPHONE: 608-231-8170
FAX: 608-236-8170
E-MAIL: jim.mcdonald@cunamutual.com
WITH COPY TO:
CUNA Mutual Insurance Society
Attn: Associate General Counsel
5910 Mineral Point Road
Madison, WI 53705-4456

TELEPHONE: 608-231-7653
FAX: 608-236-7653
E-MAIL: STEVE.SULESKI@CUNAMUTUAL.COM

(4)	Tax Identification No.: 39-1236386

	Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

ALLIED IRISH BANKS P.L.C.		$13,000,000 (Series A)

(1)

All payments by wire transfer of immediately available funds, with sufficient information (including interest rate, maturity date, interest amount, principal amount) to identify the source and application of such funds to:

Credit Bank: Euroclear Bank, MGTCBEBEECL
Account Name: The Bank of New York, Brussels (IRVTBEBB
Account No.: 97816
Reference: a/c 184310 and PPN 82668L A* 5

(2)	All notices of payments and written confirmations of such wire transfers, to:

Ms. Rachel Cosgrove
Corporate Operations
AIB Corporate Banking Iona House
Shelbourne Rd, Dublin 4, Ireland
Tel: 353 1 6416631
Fax: 353 1 6603529

(3)	All other communications to:

Helen Carbery / Grace Gilligan
Allied Irish Banks p.l.c.
AIB International Centre, 1st Floor
IFSC Dublin 1, Ireland
Tel: 353 1 6417913 / 17616
Fax: 353 1 6797136

(4)	Tax Identification Number: 13-2774756

	Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

GENWORTH LIFE INSURANCE COMPANY		$8,000,000 (Series A)

(1)	All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

Genworth Life Insurance Company
The Bank of New York
ABA #021000018
Account Number/Beneficiary: GLA111566
SWIFT Code: IRVTUS33
Attn: PP P & I DEPARTMENT
Bank to Bank Information: Genworth Life
Insurance Company, Account #127459,
CUSIP/PPN 82668L A* 5 & Security Description,
and Identify Principal & Interest Amounts

(2)	Address for all notices with respect to payments and written confirmation of each such payment, including interest payments, redemptions, premiums, make wholes and fees:

Genworth Financial
Account: Genworth Life Insurance Company
601 Union Street, Suite 2200
Seattle, WA 98101
Attn: Private Placements
phone: 206-516-4515
fax: 206-516-4578

with copies to:

State Street
Account: Genworth Life Insurance Company
801 Pennsylvania
Kansas City, MO 64105
Attn: Tammy Karn
Telephone No.: (816) 871-9286
Fax No.: (816) 691-5593
geam@statestreetkc.com (preferred delivery method)

and

Genworth Life Insurance Company
The Bank of New York
Income Collection Department
P.O. Box 11203
New York, NY 10286
Attn: PP P&I Department

Ref: Genworth Life Insurance Company, Account #127459, CUSIP/PPN 82668L A* 5 and Security Description
P&I Contact: Anthony Largo – 718-315-3022

(3)

All notices and communications including original note agreement, conformed copy of the Note agreement, amendment requests, financial statements and other general information to be addressed as follows:

Genworth Financial
Account: Genworth Life Insurance Company
601 Union Street, Suite 2200
Seattle, WA 98101
Attn: Private Placements
phone: 206-516-4515
fax: 206-516-4578

If available, an electronic copy is additionally requested. Please send to the following e-mail address:

GNW.privateplacements@genworth.com

(4)	Tax Identification No.: 91-6027719

	Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

GE GROUP LIFE ASSURANCE COMPANY		$4,000,000 (Series B)

(1)	All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

GE Group Life Assurance Company
The Bank of New York
ABA # 021000018
Beneficiary: GLA111566
SWIFT Code: IRVTUS3N
Bank to Bank Information: GE Group Life Assurance Company, Account #127016, CUSIP/PPN 82668L A@ 3 & Security Description, and Identify Principal & Interest Amounts

(2)	Address for all notices with respect to payments and written confirmation of each such payment, including interest payments, redemptions, premiums, make wholes and fees:

Genworth Financial
Account: GE Group Life Assurance Company
601 Union Street, Suite 2200
Seattle, WA 98101
Attn: Private Placements
phone: 206-516-4515
fax: 206-516-4578

with copies to:

State Street
Account: GE Group Life Assurance Company
801 Pennsylvania
Kansas City, MO 64105
Attn: Tammy Karn
Telephone No.: (816) 871-9286
Fax No.: (816) 691-5593
geam@statestreetkc.com (preferred delivery method)

and

GE Group Life Assurance Company
The Bank of New York
Income Collection Department
P.O. Box 11203
New York, NY 10286
Attn: PP P&I Department

Ref: GE Group Life Assurance Company, Account #127016, CUSIP/PPN 82668L A@ 3 and Security Description
P&I Contact: Anthony Largo – 718-315-3022

(3)

All notices and communications including original note agreement, conformed copy of the Note agreement, amendment requests, financial statements and other general information to be addressed as follows:

Genworth Financial
Account: GE Group Life Assurance Company
601 Union Street, Suite 2200
Seattle, WA 98101
Attn: Private Placements
phone: 206-516-4515
fax: 206-516-4578

If available, an electronic copy is additionally requested. Please send to the following e-mail address:

GNW.privateplacements@genworth.com

(4)	Tax Identification No.: 06-0893662

	Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY		$4,000,000 (Series B)

(1)	All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

Genworth Life and Annuity Insurance Company
The Bank of New York
ABA # 021000018
Beneficiary: GLA111566
SWIFT Code: IRVTUS33
Bank to Bank Information: Genworth Life and Annuity Insurance Company, Account #127022, CUSIP/PPN 82668L A@ 3 & Security Description, and Identify Principal & Interest Amounts

(2)	Address for all notices with respect to payments and written confirmation of each such payment, including interest payments, redemptions, premiums, make wholes and fees:

Genworth Financial
Account: Genworth Life and Annuity Insurance Company
601 Union Street, Suite 2200
Seattle, WA 98101
Attn: Private Placements
phone: 206-516-4515
fax: 206-516-4578

with copies to:

State Street
Account: Genworth Life and Annuity Insurance Company
801 Pennsylvania
Kansas City, MO 64105
Attn: Tammy Karn
Telephone No.: (816) 871-9286
Fax No.: (816) 691-5593
geam@statestreetkc.com (preferred delivery method)

and

Genworth Life and Annuity Insurance Company
The Bank of New York
Income Collection Department
P.O. Box 11203
New York, NY 10286
Attn: PP P&I Department

Ref: Genworth Life and Annuity Insurance Company, Account #127022, CUSIP/PPN 82668L A@ 3 and Security Description
P&I Contact: Anthony Largo – 718-315-3022

(3)

All notices and communications including original note agreement, conformed copy of the Note agreement, amendment requests, financial statements and other general information to be addressed as follows:

Genworth Financial
Account: Genworth Life and Annuity Insurance Company
601 Union Street, Suite 2200
Seattle, WA 98101
Attn: Private Placements
phone: 206-516-4515
fax: 206-516-4578

If available, an electronic copy is additionally requested. Please send to the following e-mail address:

GNW.privateplacements@genworth.com

(4)	Tax Identification No.: 54-0283385

	Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA		$15,000,000 (Series B)

(1)

All payments on account of the Notes shall be made in immediately available funds at the opening of business on the due date by electronic funds transfer through the Automated Clearing House System to:

JPMorgan Chase Bank
ABA No. 021-000-021
New York, New York
For deposit to the Account of Teachers Insurance and
Annuity Association of America
Account Number: 900-9-000200
For Further Credit to the TIAA Account Number G07040

with sufficient information (including interest rate and maturity) to identify the issue to which the payment relates and the source and application of such funds, including the amount of principal, interest and premium and the PPN 82668L A@ 3

(2)

Contemporaneous with the above electronic funds transfer payment, written confirmation of each such payment setting forth: (a) the full name, private placement number, interest rate and maturity date of the Notes; (b) allocation of payment between principal, interest, premium and any special payment; and (c) the name and address of the bank (or Trustee) from which wire transfer was sent, shall be delivered, mailed or faxed to:

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, NY 10017
Attention: Securities Accounting Division
Telephone Number: (212) 916-6004
Facsimile Number: (212) 916-6955

with a copy to:

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, NY 10017
Attention: Sharon Manewitz
Investment Management -- Discrete Credits Team
Telephone Number: (212) 916-5967

Fax Number: (212) 916-6140
email: smanewit@tiaa-cref.org

(3)	All other communications shall be delivered or mailed to:

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, NY 10017
Attention: Investment Management -- Discrete Credits Team
Facsimile Number: (212) 916-6140

(4)	Taxpayer I.D. Number: 13-1624203

	Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA		$12,000,000 (Series A)

(1)	All payments on account of the Notes shall be made by wire transfer of federal or other immediately available funds, to:

MAC & CO.
ABA # 011001234
DDA 125621
Cost Center 1253
Re: Name of Issuer: [_________________________]
Description of Security: [____________________________]
PPN: 82668L A* 5
Due Date and Application (as among principal, make whole and interest) of the payment being made:

(2)	Address for all communications regarding payments:

Allianz Life Insurance Company of North America
c/o Allianz of America, Inc.
Attn: Private Placements
55 Greens Farms Road
P.O. Box 5160
Westport, Connecticut 06881-5160
Phone: 203-221-8580
Fax: 203-221-8539
E-mail: blandry@azoz.com

With a copy to:

Kathy Muhl
Supervisor – Income Group
Mellon Bank, N.A.
Three Mellon Center – Room 3418
Pittsburgh, Pennsylvania 15259
Phone: 412-234-5192
E-mail: muhl.kl@mellon.com

(3)	Address for all other communications:

Allianz Life Insurance Company of North America
c/o Allianz of America, Inc.
Attn: Private Placements
55 Greens Farms Road
P.O. Box 5160
Westport, Connecticut 06881-5160
Phone: 203-221-8580
Fax: 203-221-8539
E-mail: blandry@azoz.com

(4)	Tax Identification No.: 41-1366075

	Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY		$9,000,000 (Series B)

(1)	All payments on account of the Notes shall be made by wire transfer of federal or other immediately available funds, to:

State Street Bank & Trust Company
ABA # 011000028
Account # 00076026, Income Collection
BNF - BEV3
CUSIP/PPN: 82668L A@ 3
Security Description: _____________________
Principal, Interest, Premium Breakdown: _________________________

(2)	Address for all communications:

American Equity Investment Life Insurance Co.
Attn: Asset Administration
5000 Westown Parkway, Suite 440
West Des Moines, IA 50266
515-221-0329 fax

with a copy to:
American Equity Investment Life Insurance Co.
Attn: Investment Department – Private Placements
5000 Westown Parkway, Suite 440
West Des Moines, IA 50266
515-221-0329 fax

(3)	Tax Identification No.: 42-1153896

	Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

OHIO NATIONAL LIFE ASSURANCE CORPORATION		$3,000,000 (Series B)

(1)	All payments on account of the Notes shall be made by wire transfer of federal or other immediately available funds, to:

U.S. Bank N.A.
ABA# 042-000013
5th & Walnut Streets
Cincinnati, OH 45202
For credit to Ohio National Life Assurance Corporation’s
Account No. 865-215-8

with sufficient information (including interest rate and maturity) to identify the issue to which the payment relates and the source and application of such funds, including the amount of principal, interest and premium and the PPN 82668L A@ 3

(2)	All notices with respect to payment and all other communications:

The Ohio National Life Insurance Company
One Financial Way
Cincinnati, OH 45242
Attn: Investment Department
Fax: 513-794-4506

(3)	Tax Identification No.: 31-0962495

	Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

THE OHIO NATIONAL LIFE INSURANCE COMPANY		$1,000,000 (Series B)

(1)	All payments on account of the Notes shall be made by wire transfer of federal or other immediately available funds, to:

U.S. Bank N.A.
ABA# 042-000013
5th & Walnut Streets
Cincinnati, OH 45202
For credit to The Ohio National Life Insurance Company’s
Account No. 910-275-7

with sufficient information (including interest rate and maturity) to identify the issue to which the payment relates and the source and application of such funds, including the amount of principal, interest and premium and the PPN 82668L A@ 3

(2)	All notices with respect to payment and all other communications:

The Ohio National Life Insurance Company
One Financial Way
Cincinnati, OH 45242
Attn: Investment Department
Fax: 513-794-4506

(3)	Tax Identification No.: 31-0397080

	Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

TRAVELERS CASUALTY AND SURETY COMPANY OF AMERICA		$4,000,000 (Series B)

(1)	All payments on account of the Notes shall be made by wire transfer of federal or other immediately available funds, to:

Bank Name: JP Morgan Chase Bank
Bank ABA Number: 021000021
Wire Acct Name: Travelers Indemnity Company – Private Placements
Wire Acct Number: 323954448
PPN 82668L A@ 3

(2)	Address for all communications regarding payments:

St. Paul Travelers
Treasury Department
Mail Code 510E
385 Washington Street
St. Paul, MN 55102-1396

(3)	Address for all other communications:

St. Paul Travelers
Fixed Income Investments
Mail Code 511B
385 Washington Street
St. Paul, MN 55102-1396

(4)	Tax Identification No.: 06-0907370

	Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

SECURITY FINANCIAL LIFE INSURANCE COMPANY		$2,000,000 (Series B)

(1)	All payments on or in respect of the Notes shall be made by wire transfer of immediately available funds at the opening of business on the due date to

Union Bank & Trust Company
4732 Calvert Street
Lincoln, Nebraska 68501-2535
ABA # 104-910-795
Account of: Security Financial Life Insurance Co.
Account #338-1480

Each such wire transfer shall set forth the name of the issuer, the full title of the Notes (including the rate and final redemption to maturity date) and application of such funds among principal, premium and interest, if applicable, and PPN 82668L A@ 3

(2)	Address for all notices with respect to payment and written confirmations of such wire transfers:

Security Financial Life Insurance Co.
4000 Pine Lake Road
Lincoln, NE 68516
Attention: Investment Division
Tel. No.: 402-437-3600
Fax No.: 402-458-2170

(3)	Address for all other communications:

Security Financial Life Insurance Co.
4000 Pine Lake Road
Post Office Box 82248
Lincoln, NE 68501-2248

(4)	Tax Identification No.: 47-0293990

SCHEDULE B

DEFINED TERMS

          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          “Additional Payments” is defined in Section 8.3.

          “Additional Subsidiary Guarantor” is defined in Section 9.6.

          “Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

          “Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

          “Bank Credit Facility” means (a) the Existing Bank Credit Facility and (b) any other working capital credit, loan or borrowing facility (including any renewal, extension, replacement or refinancing of a then existing working capital facility) entered into on or after the date of the Closing by the Company or any Subsidiary in a principal amount equal to or greater than $75,000,000 (or the equivalent in the relevant currency of payment, determined as of the date of the financial closing of such working capital facility based on the exchange rate of such other currency for sterling).

          “Business Day” means (a) for the purposes of Section 8.9 only, any day other than a Saturday, a Sunday or a day on which commercial banks in The City of New York are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in The City of New York or London, England are required by law to close or are customarily closed.

          “Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          “Change of Control” is defined in Section 8.4.

          “Closing” is defined in Section 3.

          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          “Company” means Signet Group plc (Registered No. 00477692), a public limited company organized under the laws of England and Wales, until a successor Person shall have become such pursuant to Section 10.5, and thereafter “Company” shall mean such successor Person.

          “Confidential Information” is defined in Section 21.

          “Consolidated Earnings Before Interest and Tax” means, in respect of any Relevant Period, the total operating profit for continuing operations, acquisitions (as a component of continuing operations) and discontinued operations for the Group, excluding for the avoidance of doubt any exceptional profits or losses on the sale of or termination of any operation, exceptional costs of a fundamental reorganization or restructuring and any exceptional profits or losses on the disposals of fixed assets and extraordinary items for such Relevant Period, all as determined on a consolidated basis in accordance with GAAP.

          “Consolidated EBITDA” means, in respect of any Relevant Period, Consolidated Earnings Before Interest and Tax before any amount attributable to the amortization of intangible assets and depreciation of tangible assets for such Relevant Period, adjusted by:

          (a) including the EBITDA (determined on the same basis as Consolidated EBITDA) of a member of the Group acquired during such Relevant Period for that part of such Relevant Period when it was not a member of the Group and/or the business or assets of which were not owned by a member of the Group; and

(b) excluding the EBITDA (determined on the same basis as Consolidated EBITDA) attributable to any member of the Group or to any business sold during such Relevant Period.

          “Consolidated Net Debt” means, at any time, the aggregate amount of all obligations of the Group (and for the purposes of paragraph (k) of the definition of Financial Indebtedness the relevant entity, if not a member of the Group, which has incurred such Financial Indebtedness) for or in respect of Indebtedness for Borrowed Money but excluding any such obligation to any other member of the Group, adjusted to take account of the aggregate amount of freely available cash and cash equivalents held by any member of the Group (and so that no amount shall be included or excluded more than once).

          “Consolidated Net Interest Expenditure” means, in respect of any Relevant Period, the aggregate amount of the interest (including without limitation the interest element of leasing and hire purchase payments and capitalized interest), commission and other finance payments payable by the Group (including any periodic commission, fees, discounts and other finance payments payable by the Group under any Swap Contract) net of interest receivable by any member of the Group (including without limitation any periodic commission, fees, discounts and other finance payments receivable by any member of the Group under any Swap Contract).

          “Consolidated Tangible Net Worth” means, at any time, the aggregate of the amounts paid up or credited as paid up on the issued share capital of the Company (other than any Redeemable Shares) and the aggregate amount of the reserves of the Group, including but not limited to:

(a) any amount credited to the share premium account;

(b) any capital redemption reserve fund; and

(c) any balance standing to the credit of the consolidated profit and loss account of the Group,

but deducting:

(i) any debit balance on the consolidated profit and loss account of the Group;

          (ii) (to the extent included) any amount shown in respect of goodwill (including goodwill arising only on consolidation) or other intangible assets of the Group and interests of non-Group members in Group subsidiaries;

(iii) (to the extent included) any amount set aside for taxation, deferred taxation or bad debts; and

(iv) (to the extent included) any amounts arising from an upward revaluation of assets made at any time after January 31, 2004,

and so that no amount shall be included or excluded more than once.

          “Consolidated Total Assets” means, at any date, the book value of the gross assets of the Group that would appear on a balance sheet of the Group, determined on a consolidated basis in accordance with GAAP.

          “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          “Default Rate” means for a Note of any series, that rate of interest per annum that is the greater of (i) 2% above the stated interest rate for the Notes of such series and (ii) 2% above the rate of interest from time to time publicly announced by Citibank, N.A. in New York City as its “base” or “prime” rate.

          “Disclosure Documents” is defined in Section 5.3.

          “Dollar”, “U.S. Dollar”, “$” or “U.S.$” means lawful money of the United States of America.

          “EBITARR” means, in respect of any Relevant Period, Consolidated Earnings Before Interest and Tax for such Relevant Period before any amount attributable to the amortization of intangible assets and after adding back Rents, Rates and Operating Lease Expenditure for such Relevant Period.

          “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

          “euro” or “€” means the unit of single currency of the Participating Member States.

          “Event of Default” is defined in Section 11.

          “Existing Bank Credit Facility” means the $390,000,000 Multicurrency Revolving Credit Facilities Agreement dated September 28, 2004 between the Company, the Subsidiaries comprising Original Guarantors, Barclays Capital, HSBC Bank plc, The Royal Bank of Scotland plc and Wachovia Bank, N.A. as mandated lead arrangers, HSBC Bank plc as agent and the lenders party thereto, as supplemented, amended or restated from time to time.

          “Existing Securitization” means each of (a) the private placement pursuant to which Sterling Jewelers Receivables Master Note Trust has issued Class A, Class B, Class C and Class D Asset Backed Certificates (Series 2001-A) in a maximum aggregate amount of $251,000,000 in respect of such Class A, Class B and Class C Asset Backed Certificates and $26,348,100 in respect of such Class D Asset Backed Certificates, (b) the Sterling Jewelers Receivables Conduit Facility and (c) the Sterling Jewelers Receivables Master Note Trust, Series 2001-2.

          “Financial Covenant” means, in respect of a Bank Credit Facility as in effect from time to time, any financial covenant that relates specifically to one or more numerical measures of the financial condition or results of operations of the Company, its Subsidiaries or the Group (however expressed and whether stated as a ratio, a fixed threshold, an event of default or otherwise).

          “Financial Indebtedness” means any indebtedness for or in respect of:

(a) moneys borrowed;

(b) any amount raised by acceptance under any acceptance credit facility;

(c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

          (g) any Swap Contract entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any Swap Contract, only the then Swap Termination Value shall be taken into account) but a member of the Group shall not be construed as incurring indebtedness if it simply pays an up-front fee in respect of any such transaction in respect of which it has no continuing financial obligations;

(h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i) any amount which would be payable in the event of the redemption of Redeemable Shares;

(j) any amount of any liability in respect of any purchase price for assets or services the payment of which is deferred for a period in excess of ninety days;

(k) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in clauses (a) to (j) above.

(l) (without double counting) amounts owing in respect of an Existing Securitization.

          “GAAP” means generally accepted accounting principles (including International Financial Reporting Standards, if applicable) in effect from time to time in the applicable jurisdiction. Unless the context otherwise requires, all references to “GAAP” shall be deemed to mean GAAP in the United Kingdom.

          “Governmental Authority” means

(a) the government of

(i) the United States of America or the United Kingdom or any State or other political subdivision of either thereof, or

(ii) any State or other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

           “Group” means at any time the Company and its Subsidiaries at such time; and a “member of the Group” means the Company or any Subsidiary that at such time is included in the Group.

          “Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

          In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          “Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

          “holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1.

          “Indebtedness for Borrowed Money” means Financial Indebtedness save for any indebtedness for or in respect of clauses (g) and (h) of the definition of “Financial Indebtedness”.

           “Institutional Investor” means (a) any Purchaser, (b) any holder of a Note holding (together with one or more of its affiliates) more than 0.50% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

          “Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, or other security interest, or any other agreement having a similar effect. For the avoidance of doubt any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts, or other preferential arrangement having a similar effect, in each case in circumstances where the arrangement or transaction is entered into by a Person primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset, shall be deemed to constitute a Lien securing such Financial Indebtedness or in respect of such asset.

           “Majority Holders” means, at any time, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

          “Make-Whole Amount” is defined in Section 8.9.

          “Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Group taken as a whole.

          “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, property or condition (financial or other) of the Group taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes or the Subsidiary Guarantors as a group to perform their respective payment obligations under the Subsidiary Guarantees or (c) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guarantee.

          “Material Subsidiary” means, at any time, a Subsidiary which:

(a) has profits before interest and tax (determined on the same basis as Consolidated Earnings Before Interest and Tax) representing 10% or more of Consolidated Earnings Before Interest and Tax; or

(b) has gross assets representing 10% or more of Consolidated Total Assets; or

(c) has turnover representing 10% or more of consolidated turnover of the Group,

in each case calculated on a consolidated basis (but excluding Sterling Jewelers Receivables Corp.). Compliance with the conditions set out in clauses (a), (b) and (c) above shall be determined by reference to the most recent certificate of a Senior Financial Officer furnished to holders of Notes pursuant to Section 7.2 and/or the then most recent financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest consolidated financial statements of the Group furnished pursuant to Section 7.1(a) or 7.1(b) provided that:

          (i) if a Subsidiary has been acquired since the date as at which the latest consolidated financial statements of the Group were prepared, the financial statements shall be adjusted in order to take into account the acquisition of that Subsidiary (that adjustment being certified by the Group’s auditors as representing an accurate reflection of the revised Consolidated Earnings Before Interest and Tax or Consolidated Total Assets or turnover of the Group);

          (ii) if, in the case of any Subsidiary which itself has Subsidiaries, no consolidated financial statements are prepared, its consolidated earnings before interest and tax, gross assets and turnover shall be determined on the basis of pro forma consolidated financial statements of the relevant Subsidiary, prepared for this purpose by the auditors of the Company or the auditors for the time being of the relevant Subsidiary; and

          (iii) if any intra-group transfer or re-organization takes place, the latest audited consolidated financial statements of the Group shall be adjusted by the auditors of the Company in order to take into account such intra-group transfer or re-organization.

Other than in relation to any Subsidiary designated by the Company as a Material Subsidiary, a report by the auditors of the Company that a Subsidiary is or is not a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties.

           “Memorandum” is defined in Section 5.3.

          “Modified Make-Whole Amount” is defined in Section 8.9.

          “Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

          (a) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period.

          “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

          “NAIC” means the National Association of Insurance Commissioners or any successor thereto.

          “Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

          “Notes” is defined in Section 1.1.

          “Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

          “Operating Lease Expenditure” means, in respect of any Relevant Period, all payments made by the Group under operating leases under which a member of the Group is lessee.

           “Participating Member State” means any member state of the European Community that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          “Pension Plan” means any Plan subject to title IV of ERISA (other than a Multiemployer Plan).

          “Permitted Jurisdiction” means (a) the United States of America or any State thereof, (b) Canada or any Province thereof, (c) Australia or any State thereof, (d) Switzerland and (e) any country that on April 30, 2004 was a member of the European Union (other than Greece, Italy, Portugal or Spain).

          “Person” means an individual, partnership, corporation, limited liability company, public limited company, association, trust, unincorporated organization, business entity or Governmental Authority.

          “Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

          “property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, inchoate or otherwise.

          “PTE” means a Prohibited Transaction Exemption issued by the Department of Labor.

          “Purchaser” is defined in the first paragraph of this Agreement.

          “Rates” means, in respect of any Relevant Period, all payments made by a member of the Group in respect of business rates levied by a local authority or other competent body in respect of freehold or leasehold premises owned or occupied by a member of the Group.

          “Receivables” means receivables under credit card accounts of Sterling Jewelers Inc., Sterling Inc., Sterling of Columbus Inc. and/or Sterling Jewelers LLC.

          “Redeemable Shares” means any issued shares in the capital of the Company (other than any deferred shares which are redeemable by the Company for an amount not exceeding £1,000 (or its equivalent in the currency of payment) for the entire class of deferred shares) which are redeemable (other than solely at the option of the Company or for the purposes of conversion pursuant to which the entire amount payable to the shareholder is provided out of the proceeds of a fresh issue of shares for that purpose) on or before May 23, 2019.

          “Registration Duty” means any registration duty, stamp duty or similar amount payable pursuant to the laws of the United Kingdom in connection with the use in a United Kingdom judicial proceeding of this Agreement, the Notes or any other agreement or document related hereto or thereto or the transactions contemplated herein or therein.

          “Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

          “Relevant Period” means each period of twelve months ending on the last day of the Company’s financial year and each period of twelve months ending on the last day of the first half of the Company’s financial year.

          “Rents” means, in respect of any Relevant Period, all payments made by a member of the Group in respect of rents, license fees and other moneys payable in respect of freehold or leasehold premises in which a member of the Group has an interest as lessee or licensee less all such payments made to the Group as lessor or licensor of such premises (but shall not to the extent thereof include any such payments that are linked to the turnover of any member of the Group).

           “Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the subject matter of the relevant portion of this Agreement.

          “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          “Senior Financial Officer” means the executive chairman, managing director, finance director or chief accounting officer of the Company.

          “Series A Notes” is defined in Section 1.1.

          “Series B Notes” is defined in Section 1.1.

          “Series C Notes” is defined in Section 1.1.

          “Sterling”, “Pounds Sterling” or “£” means lawful money of the United Kingdom.

          “Sterling Jewelers Receivables Conduit Facility” means the facility entered into by certain U.S. Subsidiaries on May 18, 2001 and which comprises the securitization of Receivables for a fluctuating amount.

          “Sterling Jewelers Receivables Master Note Trust, Series 2001-2” means the facility entered into by certain of the U.S. Subsidiaries on November 2, 2001 which comprises the securitization of Receivables for fixed amounts.

          “Subsidiary” means, as to any Person, any corporation or other business entity at least a majority of the combined voting power of all Voting Shares of which is owned, directly or indirectly, by such Person. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

          “Subsidiary Guarantee” is defined in Section 1.2.

          “Subsidiary Guarantor” is defined in Section 1.2.

          “SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

          “Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

          “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

          “Tax” means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding.

          “Taxing Jurisdiction” is defined in Section 13.

          “U.S. Subsidiary” means any member of the Group that is incorporated in any state of the United States.

          “USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          “Voting Shares” means share capital of any class or classes of a corporation having power under ordinary circumstances to vote for the election of members of the board of directors of such corporation, or persons performing similar functions (irrespective of whether at the time shares of any class or classes shall have or might have special voting power or rights by reason of the happening of any contingency).

          “Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the combined voting power of all Voting Shares of which is owned by the Company or by one or more Wholly-Owned Subsidiaries of the Company.

SCHEDULE 5.3

Disclosure Materials

None.

SCHEDULE 5.4

Subsidiaries of the Company and Ownership of Subsidiary Stock

Company Name	Jurisdiction	Subsidiary Guarantor	Material Subsidiary	Percentage ownership within Group	Immediate parent company	Directors

Checkbury Limited	England	Yes	Yes	100%	Signet Trading Limited	W G Boyd S L Cashman

C L Edwards & Sons Limited	England	No	No	100%	Signet Holdings Limited	W G Boyd S L Cashman J A Edwards D Edwards

Collingwood the County Jewellers Limited	England	No	No	100%	Signet UK Dormants Limited	W G Boyd S L Cashman

E J Limited	England	No	No	100%	Signet UK Dormants Limited	W G Boyd S L Cashman

Ernest Jones Limited	England	Yes	Yes	100%	Signet Trading Limited	W G Boyd S L Cashman

Company Name	Jurisdiction	Subsidiary Guarantor	Material Subsidiary	Percentage ownership within Group	Immediate parent company	Directors

Ernest Jones & Co (London) Limited	England	No	No	100%	Ernest Jones (Jewellers) p.l.c.	W G Boyd S L Cashman

Ernest Jones (Jewellers) p.l.c.	England	No	No	100%	Signet UK Dormants Limited	W G Boyd S L Cashman

H. Samuel Limited	England	Yes	Yes	100%	Signet Trading Limited	W G Boyd S L Cashman

H Samuel (I.O.M.) Limited	Isle of Man	No	No	100%	Signet UK Dormants Limited	W G Boyd S L Cashman

James Walker, Goldsmith & Silversmith, Limited	England	No	No	100%	Signet UK Dormants Limited	W G Boyd S L Cashman

James Walker Guernsey Limited	Guernsey	No	No	100%	James Walker, Goldsmith & Silversmith, Limited	W G Boyd RBC Directorship Services (Guernsey) Ltd

Company Name	Jurisdiction	Subsidiary Guarantor	Material Subsidiary	Percentage ownership within Group	Immediate parent company	Directors

Kay Acquisition Inc.	Delaware, USA	No	No	100%	Sterling Jewelers Inc.	R D Trabucco G S Frankovich G F Lavelle

Leslie Davis Limited	England	No	No	100%	Signet Trading Limited	W G Boyd S L Cashman

Marcus Jewel Galleries Inc.	New York, USA	No	No	100%	Sterling Jewelers Inc.	T L Burman R D Trabucco G S Frankovich

Ratners Limited	England	No	No	100%	Signet UK Dormants Limited	W G Boyd S J Taylor

Ratners Property Developments Limited	England	No	No	100%	Signet Holdings Limited	W G Boyd S L Cashman S J Taylor

Ratners Trustees Limited	England	No	No	100%	Signet UK Dormants Limited	J McAdam W G Boyd

Saphena Limited	England	No	No	100%	Ernest Jones (Jewelers) p.l.c.	W G Boyd S L Cashman

Company Name	Jurisdiction	Subsidiary Guarantor	Material Subsidiary	Percentage ownership within Group	Immediate parent company	Directors

Signet Card Services Limited	England	No	No	100%	Signet Trading Limited	W G Boyd S L Cashman

Signet Group Finance Limited	England	No	No	100%	Signet UK Cayman Limited	W G Boyd S L Cashman

Signet Group QUEST Limited	England	No	No	100%	Signet Group plc	W G Boyd A Longstaffe C Banszky

Signet Group Services Limited	England	No	No	100%	Signet Holdings Limited	W G Boyd S L Cashman

Signet Holdings Limited	England	Yes	Yes	100%	Signet Group plc	W G Boyd S L Cashman

Signet Jewellery Limited	England	No	No	100%	Signet UK Dormants Limited	W G Boyd S L Cashman

Signet Jewellery Group Limited	England	No	No	100%	Signet UK Dormants Limited	W G Boyd S L Cashman

Company Name	Jurisdiction	Subsidiary Guarantor	Material Subsidiary	Percentage ownership within Group	Immediate parent company	Directors

Signet Trading Limited	England	No	Yes	100%	Signet Holdings Limited	W G Boyd S L Cashman

Signet UK Cayman Limited	Cayman Islands	No	No	100%	Signet Holdings Limited	W G Boyd S L Cashman

Signet UK Dormants Limited	England	No	No	100%	Signet Holdings Limited	W G Boyd S L Cashman

Signet US Finance Limited	England	No	No	100%	Signet US Holdings Inc.	W G Boyd S L Cashman

Signet US Holdings Inc.	Delaware, USA	No	Yes	100%	Signet Holdings Limited	T L Burman W G Boyd R D Trabucco G S Frankovich D J Puglisi R M Lavelle

Stephen’s Jewellers Limited	England	No	No	100%	Signet UK Dormants Limited	W G Boyd S L Cashman

Company Name	Jurisdiction	Subsidiary Guarantor	Material Subsidiary	Percentage ownership within Group	Immediate parent company	Directors

Sterling of Ohio Inc.	Ohio, USA	No	No	100%	Sterling Inc.	T L Burman W G Boyd R D Trabucco G S Frankovich

Sterling Inc.	Ohio, USA	Yes	Yes	100%	Sterling Jewelers Inc.	T L Burman M Light R D Trabucco G S Frankovich

Sterling Jewelers Inc.	Delaware, USA	Yes	Yes	100%	Signet US Holdings Inc.	T L Burman W G Boyd R D Trabucco G S Frankovich

Sterling Jewelers LLC	Delaware, USA	No	No	100%	Sterling Jewelers Inc (50%) and Sterling Inc. (50%)	None – decisions are taken by the members.

Sterling Jewelers Insurance Agency Inc.	Delaware, USA	No	No	100%	Sterling Jewelers Inc.	T L Burman W G Boyd R D Trabucco G S Frankovich

Sterling Jewelers of Puerto Rico Inc.	Puerto Rico	No	No	100%	Sterling Jewelers Inc.	T L Burman R D Trabucco G S Frankovich

Company Name	Jurisdiction	Subsidiary Guarantor	Material Subsidiary	Percentage ownership within Group	Immediate parent company	Directors

Sterling Jewelers Receivables Corp.	Delaware, USA	No	No	100%	Sterling Jewelers Inc.	R D Trabucco G S Frankovich O Figueroa

Sterling Jewelers Reinsurance Ltd.	Turks and Caicos Islands	No	No	100%	Sterling Jewelers Inc.	T L Burman W G Boyd R D Trabucco G S Frankovich

Terry’s (Jewellers) Limited	England	No	No	100%	Signet UK Dormants Limited	W G Boyd S L Cashman

Time (Jersey) Limited	Jersey	No	No	100%	James Walker, Goldsmith & Silversmith, Limited	W G Boyd R Thomas

SCHEDULE 5.5

Financial Statements

1.	Signet Group plc Annual Report and Audited Financial Statements for the fiscal year ended 29 January 2005.

2.	Signet Group plc Annual Report and Audited Financial Statements for the fiscal year ended 29 January 2004.

3.	Signet Group plc Annual Report and Audited Financial Statements for the fiscal year ended 29 January 2003.

SCHEDULE 5.15

Existing Financial Indebtedness and Liens

Item		Amount Drawn / Outstanding

Existing Bank Credit Facility – $390,000,000 Multicurrency Revolving Credit Facility		$0

•	Description of the obligors: Signet Group plc, H. Samuel Limited, Sterling Inc, Sterling Jewelers Inc, Checkbury Limited, Signet Holdings Limited and Ernest Jones Limited

•	Description of the obligees: Barclays Bank plc, HSBC Bank plc, The Royal Bank of Scotland plc, Wachovia Bank, N.A., Fifth Third Bank, Mizuho Corporate Bank, Ltd, National City Bank

•	Collateral: None

•	Guaranty: provided each of the obligors as guarantors

•	Signed: 28 September 2004

•	Termination: 28 September 2009

Existing Securitisation – Notes of Sterling Jewelers Receivables Master Note Trust		$251,000,000

•	Description of the obligors: Sterling Jewellers Inc.

•	Description of the obligees: Sheffield Receivable Corporation, Mutual of New York (MONY), TIAA-CREF, Mutual of Omaha

•	Principal amount outstanding:[1]

$201,000,000 Class A Notes owned by Sheffield Receivable Corporation

$30,500,000 Class B Notes owned by Mutual of New York (MONY), TIAA-CREF, Mutual of Omaha

$19,500,000 Clas C Notes owned by Mutual of Omaha

•	Collateral: $251,000,000 of accounts receivable

•	Guaranty: None. Investors have direct security on the underlying accounts receivables balances up to the amount of $251,000,000

•	Signed: 2 November 2001

•	Final repayment: 2 November 2006

1 Class D Note Principal balance of $26,358,100 is retained by the Company.

The constitutional documents of certain members of the Group (including, for the avoidance of doubt, the Company) contain restrictions on the creation of, or permitting to subsist, Liens, Financial Indebtedness and guarantees and/or indemnities (including Guarantees).

2

EXHIBIT 1.1(a)

[FORM OF SERIES A NOTE]

SIGNET GROUP plc

5.95% SENIOR NOTE, SERIES A, DUE 2013

No. RA-[______]	New York, New York
U.S.$[_________]	[Date]
PPN: 82668L A* 5

          FOR VALUE RECEIVED, the undersigned, SIGNET GROUP plc (Registered No. 00477692), a public limited company incorporated under the laws of England and Wales (herein called the “Company”), hereby promises to pay to [__________________], or registered assigns, the principal sum of [__________________] DOLLARS on May 23, 2013, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.95% per annum from the date hereof, payable semiannually on May 23 and November 23 in each year, commencing with the May 23 or November 23 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as respectively defined in the Note Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.98% per annum and (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in The City of New York as its “base” or “prime” rate.

          Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Citibank, N.A. in The City of New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Agreement referred to below.

          This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement dated as of March 30, 2006 (as from time to time amended, the “Note Agreement”) between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. This Note is also entitled to the benefits of one or more Subsidiary Guarantees executed and delivered from time to time pursuant to the Note Agreement. Each holder of this Note that is not one of the Purchasers named in the Note Agreement, by its acceptance hereof, shall be deemed to have agreed to the confidentiality provisions set forth in Section 21 of the Note Agreement.

          This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount (or, if less, the then unpaid principal amount) will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          This Note is subject to optional prepayment in whole or from time to time in part, at the times and on the terms specified in the Note Agreement, but not otherwise.

          If an Event of Default, as defined in the Note Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Agreement.

          This Note shall be construed and enforced in accordance with, and shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

SIGNET GROUP plc

By

Title:

By

Title:

2

EXHIBIT 1.1(b)

[FORM OF SERIES B NOTE]

SIGNET GROUP plc

6.11% SENIOR NOTE, SERIES B, DUE 2016

No. RB-[______]	New York, New York
U.S.$[_________]	[Date]
PPN: 82668L A@ 3

          FOR VALUE RECEIVED, the undersigned, SIGNET GROUP plc (Registered No. 00477692), a public limited company incorporated under the laws of England and Wales (herein called the “Company”), hereby promises to pay to [__________________], or registered assigns, the principal sum of [__________________] DOLLARS on May 23, 2016, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.11% per annum from the date hereof, payable semiannually on May 23 and November 23 in each year, commencing with the May 23 or November 23 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as respectively defined in the Note Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.11% per annum and (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in The City of New York as its “base” or “prime” rate.

          Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Citibank, N.A. in The City of New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Agreement referred to below.

          This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement dated as of March 30, 2006 (as from time to time amended, the “Note Agreement”) between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. This Note is also entitled to the benefits of one or more Subsidiary Guarantees executed and delivered from time to time pursuant to the Note Agreement. Each holder of this Note that is not one of the Purchasers named in the Note Agreement, by its acceptance hereof, shall be deemed to have agreed to the confidentiality provisions set forth in Section 21 of the Note Agreement.

          This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount (or, if less, the then unpaid principal amount) will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          This Note is subject to optional prepayment in whole or from time to time in part, at the times and on the terms specified in the Note Agreement, but not otherwise.

          If an Event of Default, as defined in the Note Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Agreement.

          This Note shall be construed and enforced in accordance with, and shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

SIGNET GROUP plc

By

Title:

By

Title:

2

EXHIBIT 1.1(c)

[FORM OF SERIES C NOTE]

SIGNET GROUP plc

6.26% SENIOR NOTE, SERIES C, DUE 2018

No. RC-[______]	New York, New York
U.S.$[_________]	[Date]
PPN: 82668L A# 1

          FOR VALUE RECEIVED, the undersigned, SIGNET GROUP plc (Registered No. 00477692), a public limited company incorporated under the laws of England and Wales (herein called the “Company”), hereby promises to pay to [__________________], or registered assigns, the principal sum of [__________________] DOLLARS on May 23, 2018, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.26% per annum from the date hereof, payable semiannually on May 23 and November 23 in each year, commencing with the May 23 or November 23 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as respectively defined in the Note Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.26% per annum and (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in The City of New York as its “base” or “prime” rate.

          Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Citibank, N.A. in The City of New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Agreement referred to below.

          This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement dated as of March 30, 2006 (as from time to time amended, the “Note Agreement”) between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. This Note is also entitled to the benefits of one or more Subsidiary Guarantees executed and delivered from time to time pursuant to the Note Agreement. Each holder of this Note that is not one of the Purchasers named in the Note Agreement, by its acceptance hereof, shall be deemed to have agreed to the confidentiality provisions set forth in Section 21 of the Note Agreement.

          This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount (or, if less, the then unpaid principal amount) will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          This Note is subject to optional prepayment in whole or from time to time in part, at the times and on the terms specified in the Note Agreement, but not otherwise.

          If an Event of Default, as defined in the Note Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Agreement.

          This Note shall be construed and enforced in accordance with, and shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

SIGNET GROUP plc

By

Title:

By

Title:

2

EXHIBIT 1.2

[Form of Subsidiary Guarantee]

          GUARANTEE AGREEMENT (this “Guarantee”) dated as of ________, 20__, by the undersigned guarantors (each a “Guarantor” and collectively the “Guarantors”, which term shall include on any date all Other Guarantors theretofore becoming a party to this Guarantee as below provided), in favor of the Purchasers referred to below and the holders from time to time (each a “Holder” and collectively the “Holders”) of the 5.95% Senior Notes, Series A, due 2013 (the “Series A Notes”), 6.11% Senior Notes, Series B, due 2016 (the “Series B Notes”) and 6.26% Senior Notes, Series C, due 2018 (the “Series C Notes” and, together with the Series A Notes and the Series B Notes, the “Notes”) of Signet Group plc, a public limited company incorporated under the laws of England and Wales (Registered No. 00477692) (the “Company”), issued pursuant to the Note Purchase Agreement dated as of March 30, 2006 (as the same may be supplemented or amended from time to time, the “Agreement” and terms defined therein and not otherwise defined herein are used herein as so defined) entered into by the Company with the institutional investors named in Schedule A thereto (the “Purchasers” and, together with the Holders, sometimes individually an “Obligee” and collectively the “Obligees”).

          WHEREAS, it is a condition precedent to the purchase of Notes by the Purchasers that certain Subsidiaries of the Company existing on the date hereof execute and deliver this Guarantee or a separate Guarantee substantially in the form of this Guarantee; and

          WHEREAS, the Company is also obligated under Section 9.6 of the Agreement to cause certain other Subsidiaries of the Company to become a party to this Guarantee or execute and deliver a separate guarantee substantially in the form of this Guarantee (as to any Guarantor party to this Guarantee, the other Guarantors party to this Guarantee and any of such other guarantees are sometimes collectively the “Other Guarantors” and such other guarantees are sometimes collectively the “Other Guarantees”).

          NOW, THEREFORE, in consideration of the foregoing, the Guarantors hereby jointly and severally agree as follows:

1. GUARANTEE.

1.1. Obligations Guaranteed

          The Guarantors jointly and severally hereby absolutely, unconditionally and irrevocably guarantee, as primary obligors and not merely as sureties,

          (a) the punctual payment when due, whether at stated maturity, by prepayment, by acceleration or otherwise, of all obligations of the Company arising under the Agreement and the Notes, whether for principal, interest (including without limitation, to the extent permitted by law, interest on any overdue principal, Make-Whole Amount, Modified Make-Whole Amount and interest at the rates specified in the Notes and interest accruing or becoming owing both prior to and subsequent to the commencement of any bankruptcy, insolvency, examinership, reorganization, moratorium or similar proceeding involving the Company), Make-Whole Amount, Modified Make-Whole Amount, fees, expenses, indemnification or otherwise, and

(b) the due and punctual performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed under the Agreement and the Notes

(all such obligations are called the “Guaranteed Obligations”). [The aggregate liability of the Guarantors hereunder in respect of the Guaranteed Obligations shall not exceed at any time the lesser of (1) the amount of the Guaranteed Obligations and (2) the maximum amount for which the Guarantor is liable under this Guarantee Agreement without causing such liability to be deemed a fraudulent transfer under applicable Debtor Relief Laws (as hereinafter defined), as determined by a court of competent jurisdiction. As used herein, the term “Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.]*

          Without limiting the generality of the foregoing, this Guarantee guarantees, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by any other Person to any Obligee but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, insolvency, reorganization, moratorium or similar proceeding involving such Person.

1.2. Character of Guarantee

          This Guarantee constitutes a present and continuing guarantee of payment and not of collection and each Guarantor guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Company with respect thereto. The obligations of each Guarantor under this Guarantee are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Company, any Other Guarantor or any other Person liable for the Guaranteed Obligations or whether the Company, any Other Guarantor or any other such Person is joined in any such action or actions. To the extent permitted by law, the liability of each Guarantor under this Guarantee shall be primary, absolute, irrevocable, and unconditional irrespective of:

(a) any lack of validity or enforceability of any Guaranteed Obligation, the Agreement, the Notes, any Other Guarantee or any agreement or instrument relating thereto;

*	Here insert limiting language, if any, required under local law in order for this Guarantee to be enforceable to the maximum extent legally possible.

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Agreement, the Notes or any Other Guarantee;

          (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure by any other Person liable, or any other guarantee, for all or any of the Guaranteed Obligations;

          (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Company or any Other Guarantor;

(e) any change, restructuring or termination of the corporate structure or existence of the Company or any Other Guarantor; or

          (f) any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense, offset or counterclaim available to, or a discharge of, the Company or any Other Guarantor.

          If any event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration (and the effect thereof on the Guaranteed Obligations) shall at such time be prevented by reason of the pendency against the Company or any other Person of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guarantee and such Guarantor’s obligations under this Guarantee, the maturity of the principal amount of the Notes shall be deemed to have been accelerated (with a corresponding effect on the Guaranteed Obligations) with the same effect as if the Holders had accelerated the Notes in accordance with the terms of the Agreement, and such Guarantor shall forthwith pay such principal amount, any interest thereon, any Make-Whole Amounts or Modified Make-Whole Amounts and any other amounts guaranteed hereunder without further notice or demand.

1.3. Waivers

          Each Guarantor hereby irrevocably waives, to the extent permitted by applicable law:

(a) promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guarantee;

          (b) any requirement that any Obligee or any other Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral;

(c) any defense, offset or counterclaim arising by reason of any claim or defense based upon any action by any Obligee;

          (d) any duty on the part of any Obligee to disclose to such Guarantor any matter, fact or thing relating to the business, operation or condition of any Person and its assets now known or hereafter known by such Obligee; and

          (e) any rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligations or require suit against the Company or such Guarantor or any other Person.

2. SUBROGATION, ETC.

2.1. Subrogation and Contribution

          No Guarantor shall assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights, remedies, powers, privileges or Liens of any Obligee or any other beneficiary against the Company or any other Guarantor on the Guaranteed Obligations or any collateral or other security, or (b) any right of recourse, reimbursement, contribution, indemnification, or similar right against the Company or any other Guarantor in respect of the Guaranteed Obligations, and each Guarantor hereby waives any and all of the foregoing rights, remedies, powers, privileges and the benefit of, and any right to participate in, any collateral or other security given to any Obligee or any other beneficiary to secure payment of the Guaranteed Obligations, in each case, until such time as the Guaranteed Obligations have been indefeasibly paid in full.

2.2. Reinstatement

          Each Guarantor agrees that its obligations under this Guarantee shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company or one or more Other Guarantors is rescinded or must be otherwise restored by any Obligee, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

2.3. Separate Claims, etc.

          Each default in the payment or performance of any of the Guaranteed Obligations shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs. Each Guarantor will from time to time deliver, upon the reasonable request of any Obligee, a satisfactory acknowledgment of such Guarantor’s continuing liability hereunder to the extent provided herein.

3. REPRESENTATIONS AND WARRANTIES.

          Each Guarantor represents and warrants as to itself as follows:

          (a) Such Guarantor is a company or other legal entity duly organized and validly existing in good standing (to the extent that the concept of good standing is recognized in the jurisdiction in which such Guarantor is organized) under the laws of the jurisdiction in which it is organized and has all requisite power and authority to execute, deliver and perform its obligations under this Guarantee.

          (b) The execution and delivery of this Guarantee has been duly authorized by all necessary corporate action on the part of such Guarantor and this Guarantee has been executed and delivered by one or more duly authorized officers of such Guarantor. This Guarantee constitutes, subject to any general principles of law referred to in any legal opinions delivered to the Purchasers, a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except that the enforceability hereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) the time-barring of claims.

(c) The execution, delivery and performance by such Guarantor of this Guarantee does not and will not

(i) violate any applicable law or regulation of any Governmental Authority, or official or judicial order of a court of competent jurisdiction binding on such Guarantor or any of its properties;

(ii) conflict with the Memorandum and Articles of Association or other constitutive or constating documents of such Guarantor;

(iii) conflict with any agreement or document to which such Guarantor is a party or that is binding upon any such Guarantor or any of its properties; or

(iv) result in the creation or imposition of any Lien on any of the properties of any such Guarantor pursuant to the provisions of any agreement or document.

          (d) Such Guarantor is executing and delivering this Guarantee and incurring its obligations hereunder for its own benefit and for the purpose of its business and such Guarantor is able to pay its debts and will not become unable to pay its debts as a consequence of incurring such obligations.

          (e) The payment obligations of such Guarantor under this Guarantee will rank pari passu in right of payment with all other unsecured and unsubordinated Financial Indebtedness of such Guarantor, except for obligations mandatorily preferred by law applying to companies generally.

          (f) Under the law of such Guarantor’s jurisdiction of incorporation it is not necessary that this Guarantee be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Guarantee or the transactions contemplated by this Guarantee.

4. TAX INDEMNIFICATION.

          All payments whatsoever under this Guarantee will be made by each Guarantor in lawful currency of the United States of America free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

          If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by any Guarantor under this Guarantee, such Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each Obligee such additional amounts as may be necessary in order that the net amounts paid to such Obligee pursuant to the terms of this Guarantee after such deduction, withholding or payment (including without limitation any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such Obligee under the terms of this Guarantee before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

          (a) any Tax that would not have been imposed but for the existence of any present or former connection between such Obligee (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such Obligee, if such Obligee is an estate, trust, partnership or corporation or any Person other than the Obligee to whom the Guaranteed Obligations or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Guaranteed Obligations or the receipt of payments in respect thereof, including without limitation such Obligee (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in a trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for such Guarantor, after the date of this Guarantee, opening an office in, or moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Guarantee or the Notes are made to, the Taxing Jurisdiction imposing the relevant Tax; or

          (b) any Tax that would not have been imposed but for the delay or failure by such Obligee (following a written request by the Company or any Guarantor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes, provided that the filing of such Forms would not (in such Obligee’s reasonable judgment) result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such Obligee, and provided further that such Obligee shall be deemed to have satisfied the requirements of this clause (b) upon the good faith completion and submission of such Forms as may be specified in a written request of the Company or any Guarantor no later than 60 days after receipt by such Obligee of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or

          (c) any combination of clauses (a) and (b) above;

and provided further that in no event shall any Guarantor be obligated to pay such additional amounts to any Obligee (i) not resident in the United States of America [or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing] in excess of the amounts that such Guarantor would be obligated to pay if such Obligee had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction, (ii) registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the Company or such Guarantor shall have given timely notice of such law or interpretation to such Obligee, (iii) resident in the United States of America or such other jurisdiction in which such original Purchaser is resident for tax purposes on the date of the Closing but not eligible for the benefits of such applicable double taxation treaty on such date or (iv) which is a Non-Exempt UK Lender.

          By acceptance of any Note, an Obligee agrees, subject to the limitations of clause (b) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Company or any Guarantor all such forms, certificates, documents and returns provided to such Obligee by the Company or such Guarantor (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such Obligee in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and such Taxing Jurisdiction and (y) provide any Guarantor with such information with respect to such Obligee as the Company or such Guarantor may reasonably request in order to complete any such Forms or in the case of an Obligee which is resident in the United Kingdom or established or constituted under the laws of the United Kingdom, provide the Guarantor with such information as it may reasonably request in order to be able to pay interest to such a holder without any deduction or account of any Taxes, provided that nothing in this Section 4 shall require any Obligee to provide information with respect to any such Form or otherwise if in the good faith opinion of such Obligee such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such Obligee, and provided further that each such Obligee shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such Obligee to the Company or such Guarantor or mailed to the appropriate taxing authority (which in the case of a United Kingdom Inland Revenue Form FD13 or any similar Form shall be deemed to occur when such Form is submitted to the United States Internal Revenue Service in accordance with instructions contained in such Form), whichever is applicable, within 60 days following a written request of the Company or such Guarantor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

          Concurrently with the delivery of this Guarantee each Guarantor will furnish each Obligee with copies of the appropriate Form currently required to be filed in the relevant Taxing Jurisdiction of such Guarantor as of the date of this Agreement pursuant to clause (b) of the first paragraph of this Section 4, if any, and in connection with the transfer of any Note the Company or such Guarantor will furnish the transferee of such Note with copies of any Form and English translation then required.

          If any payment is made by a Guarantor to or for the account of any Obligee after deduction for or on account of any Tax, and increased payments are made by such Guarantor pursuant to this Section 4, then, if such Obligee in its sole discretion determines that it has received or been granted a refund of such Taxes, such Obligee shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to such Guarantor such amount as such Obligee shall, in its sole discretion, determine to be attributable to the relevant Tax or deduction or withholding. Nothing herein contained shall interfere with the right of any Obligee to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Obligee shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any Obligee to disclose any information relating to its tax affairs or any computations in respect thereof.

          Each Guarantor will furnish the Obligees, promptly and in any event within 60 days after the date of any payment by such Guarantor of any Tax in respect of any amounts paid under this Guarantee, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of such Guarantor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any Obligee.

          If any Guarantor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which such Guarantor would be required to pay any additional amount under this Section 4, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against an Obligee, and such Obligee pays such liability, then the Guarantors jointly and severally agree to promptly reimburse such Obligee for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by any Guarantor) upon demand by such Obligee accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

          If any Guarantor makes payment to or for the account of any Obligee and such Obligee is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such Obligee shall, as soon as practicable after receiving written request from the Company or such Guarantor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Company or such Guarantor, subject, however, to the same limitations with respect to Forms as are set forth above.

          The obligations of the Guarantors under this Section 4 shall survive the payment or transfer of any Note and the provisions of this Section 4 shall also apply to successive transferees of the Notes.

5. MISCELLANEOUS.

5.1. Amendments

          No amendment or waiver of any provision of this Guarantee and no consent to any departure by the Guarantors therefrom shall in any event be effective unless the same shall be in writing and signed by the Majority Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all Obligees, or as contemplated by Section 9.6 of the Agreement, (a) limit the liability of or release any Guarantor hereunder, (b) postpone any date fixed for, or change the amount of, any payment hereunder or (c) change the percentage of the unpaid principal amount of the Notes the holders of which are required to take any action hereunder.

5.2. Notices

          All notices and other communications provided for hereunder shall be in writing, shall be hand delivered, sent by confirmed facsimile transmission (hard copy to be provided by overnight courier on the date of such transmission) or sent by an overnight courier of international standing and shall be addressed:

(a) if to a Guarantor, at the address set forth for such Guarantor in Annex 1 hereto, or at such other address as such Guarantor may hereafter designate by notice to each Obligee, or

(b) if to a Purchaser, at such Purchaser’s address as set forth in Schedule A to the Agreement or at such other address as such Purchaser may hereafter designate by notice to the Guarantors, or

(c) if to any other Holder, at the address of such Holder as it appears on the register maintained by the Company pursuant to the Agreement.

          Any notice or other communication herein provided to be given to all Holders shall be deemed to have been duly given if sent as aforesaid to each of the registered holders of the Notes at the time outstanding at the address for such purpose of such registered holder as it appears on such register.

5.3. Governing Law

          This Guarantee shall be governed by, and construed and enforced in accordance with, the law of the State of New York, United States of America, excluding choice-of-law principles of the laws of such State that would require the application of the laws of a jurisdiction other than such State.

5.4. No Waiver

          No failure on the part of any Obligee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

5.5. Jurisdiction; Service Of Process; Waiver of Jury Trial.

          (a) Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guarantee. To the fullest extent it may effectively do so under applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (b) Each Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 5.5 brought in any such court shall be conclusive and binding upon it, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

          (c) Each Guarantor consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 5.5 by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 5.2, to CT Corporation System, 111 Eighth Avenue, New York, NY 10011, as such Guarantor’s agent for the purpose of accepting service of any process in the United States. Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the full extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any overnight courier of international standing.

          (d) Nothing in this Section 5.5 shall affect the right of any Obligee to serve process in any manner permitted by law, or limit any right that the Obligees may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

          (e) Each Guarantor hereby irrevocably appoints CT Corporation System, 111 Eighth Avenue, New York, NY 10011, to receive for it, and on its behalf, service of process in the United States.

          (f) EACH GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTEE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

5.6. Judgment Currency

          Any payment on account of an amount that is payable hereunder by a Guarantor in Dollars which is made to or for the account of any Obligee in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of such Guarantor, shall constitute a discharge of such Guarantor’s obligation under this Guarantee only to the extent of the amount of Dollars which such Obligee could purchase in the foreign exchange markets in London, England with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such Obligee, the Guarantors jointly and severally agree, to the full extent permitted by law, to indemnify and save harmless such Obligee from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guarantee, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such Obligee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

5.7. Severability

          In case any one or more of the provisions contained in this Guarantee, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, and any other application thereof, shall not in any way be affected or impaired thereby.

5.8. Counterparts

          This Guarantee may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the Guarantors.

          IN WITNESS WHEREOF each Guarantor has [executed this instrument as its deed the date and year/caused this Guarantee to be executed on its behalf as of the date]** first above written.

[GUARANTOR]		[GUARANTOR]
(Registered No. ___________)		(Registered No. ___________)

By		By

	Title:		Title:

By		By

	Title:		Title:

[GUARANTOR]		[GUARANTOR]
(Registered No. ___________)		(Registered No. ___________)

By		By

	Title:		Title:

By		By

	Title:		Title:

**	This clause may vary as appropriate to accommodate formalities of execution in any jurisdiction.

ANNEX 1

[NAMES AND ADDRESSES OF GUARANTORS]

EXHIBITS 4.4(a)(i) and 4.4(a)(ii)

[Composite Opinions of Special U.S. Counsel and English
Legal Advisors to the Company]

[TO COME]

EXHIBIT 4.4(b)

Form of Opinion of Willkie Farr & Gallagher LLP

May __, 2006

Re:	Signet Group plc
5.95% Senior Notes, Series A, due 2013
6.11% Senior Notes, Series B, due 2016
6.26% Senior Notes, Series C, due 2018

To each of the Purchasers listed in Schedule A to
     the within-mentioned Note Agreement

Ladies and Gentlemen:

          We have acted as your special counsel in connection with the issuance by Signet Group plc (the “Company”) of its 5.95% Senior Notes, Series A, due 2013 in an aggregate principal amount of $100,000,000 (the “Series A Notes”), its 6.11% Senior Notes, Series B, due 2016 in an aggregate principal amount of $150,000,000 (the “Series B Notes”) and its 6.26% Senior Notes, Series C, due 2018 in an aggregate principal amount of $130,000,000 (the “Series C Notes” and, together with the Series A Notes and the Series B Notes, the “Notes”) and the purchases by you pursuant to the Note Purchase Agreement made by you with the Company under date of March 30, 2006 (the “Note Agreement”) of Notes of the series and in the respective aggregate principal amounts set forth in Schedule A to the Note Agreement. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Note Agreement.

          We have examined such corporate records of the Company, agreements and other instruments, certificates of public officials and of officers and representatives of the Company, and such other documents, as we have deemed necessary in connection with the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals and the conformity with the authentic originals of all documents submitted to us as copies. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon the representations set forth in the Note Agreement and upon certifications by officers or other representatives of the Company. We have also assumed the due authorization, execution and delivery by the Company of the Note Agreement and the Notes purchased by you today.

          In addition, we attended the closing held today at our office at which you purchased and made payment for Notes of the series and in the respective aggregate principal amounts to be purchased by you, all in accordance with the Note Agreement.

          Based upon the foregoing and having regard for legal considerations that we deem relevant, we render our opinion to you pursuant to Section 4.4(b) of the Note Agreement as follows:

          1. The Note Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          2. The Notes being purchased by you today constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

          3. No consent, approval or authorization of, or registration, filing or declaration with, any New York or federal Governmental Authority is required to be obtained or made as a condition to the validity of the execution and delivery by the Company of the Note Agreement or said Notes or for the performance by the Company of its obligations thereunder.

          4. It was not necessary in connection with the offering, sale and delivery of said Notes, under the circumstances contemplated by the Note Agreement, to register said Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

          5. The opinions of Herbert Smith LLP, U.S. special counsel and English legal advisors for the Company, each dated today and delivered to you pursuant to Section 4.4(a) of the Note Agreement, are satisfactory to us in form and scope with respect to the matters respectively specified therein and we believe that you are justified in relying thereon.

          The opinions expressed above are subject to the exception that the enforceability of any agreement or instrument may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          We express no opinion as to (a) Section 23.8 of the Note Agreement insofar as said Section relates to (i) the subject matter jurisdiction of a United States Federal District Court sitting in the Borough of Manhattan, The City of New York to adjudicate any controversy relating to the Note Agreement, the Notes or any other document related thereto, (ii) the waiver of inconvenient forum with respect to proceedings in any such United States Federal District Court or (iii) the waiver of the right to jury trial or (b) Section 23.9 of the Note Agreement.

          We are members of the bar of the State of New York and do not herein intend to express any opinion as to any matters governed by any laws other than United States federal laws and the laws of the State of New York.

          This opinion is given solely for your benefit, and for the benefit of other institutional investor holders from time to time of the Notes purchased by you today, in connection with the closing held today of the transactions contemplated by the Note Agreement, and may not be relied upon by any other person for any purpose without our prior written consent.

Very truly yours,

EXHIBIT 9.6

Documents to Be Delivered by each Additional Subsidiary Guarantor

                    (a) a copy of the memorandum and articles of association and certificate of incorporation of the Subsidiary Guarantor.

                    (b) a copy of a resolution of the board of directors of the Subsidiary Guarantor:

          (i) approving the terms of, and the transactions contemplated by, the Subsidiary Guarantee and resolving that it execute the Subsidiary Guarantee;

          (ii) authorizing a specified person or persons to execute and deliver the Subsidiary Guarantee; and

          (iii) authorizing a specified person or persons on its behalf, to sign and/or dispatch all documents to be signed and/or dispatched by it under or in connection with this Agreement and the Subsidiary Guarantee.

                    (c) a certificate of a director of the Subsidiary Guarantor certifying that execution and delivery of the Subsidiary Guarantee would not cause any borrowing limit binding on it to be exceeded.

                    (d) a specimen of the signature of each person authorized by the resolutions referred to in paragraph (b) above.

                    (e) a certificate of an authorized signatory of the Subsidiary Guarantor certifying that each document specified in this Exhibit is correct, complete and in full force and effect.

                    (f) any other document not listed in (a) through (e) above that is required to be delivered pursuant to Clause 25.2 of the Existing Bank Credit Facility or any similar requirement of any other Bank Credit Facility.